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                                                                 EXHIBIT 10.DD



                           CLYDESDALE ASSOCIATES, L.P.


                FOURTH AMENDED AND RESTATED PARTNERSHIP AGREEMENT

                      ORIGINALLY DATED AS OF APRIL 28, 2000

   AMENDED AND RESTATED AS OF MAY 9, 2000, DECEMBER 15, 2000 AND JUNE 29, 2001

             AND AS FURTHER AMENDED AND RESTATED AS OF JULY 19, 2002






Clydesdale Partnership Agreement

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                                TABLE OF CONTENTS

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

                                                                                                               Page

                                   SECTION 1 DEFINED TERMS; RULES OF CONSTRUCTION

1.1.     Definitions..............................................................................................1

1.2.     Computation of Time Periods..............................................................................1

1.3.     Accounting Terms.........................................................................................1

1.4.     No Presumption Against Any Party.........................................................................2

1.5.     Use of Certain Terms.....................................................................................2

1.6.     Headings and References..................................................................................2

                                          SECTION 2 ORGANIZATIONAL MATTERS

2.1.     Continuation.............................................................................................2

2.2.     Partners.................................................................................................2

2.3.     Clydesdale Partnership Agreement.........................................................................3

2.4.     Name.....................................................................................................3

2.5.     Powers...................................................................................................3

2.6.     Purposes.................................................................................................3

2.7.     Principal Place of Business..............................................................................3

2.8.     Term.....................................................................................................4

2.9.     Fiscal Year..............................................................................................4

2.10.    Agent for Service of Process.............................................................................4

2.11.    Filings; Cancellation Certificates.......................................................................4

2.12.    Compensation and Expenses................................................................................4

2.13.    Independent Activities; Transactions with Affiliates.....................................................4

2.14.    Payments of Individual Obligations.......................................................................5



Clydesdale Partnership Agreement
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

2.15.    Representations and Warranties...........................................................................5

2.16.    Liability to Third Parties...............................................................................9

2.17.    Admission of New Partners................................................................................9

2.18.    No Withholding Tax.......................................................................................9

2.19.    Covenant of Each Clydesdale Partner......................................................................9

2.20.    Title to Clydesdale Property............................................................................14

2.21.    Clydesdale Partner Requirements.........................................................................14

                                            SECTION 3 CLYDESDALE PARTNERS

3.1.     Rights of Clydesdale Partners...........................................................................15

3.2.     Clydesdale Partnership Interests........................................................................15

3.3.     Additional Covenants of Clydesdale General Partner......................................................16

3.4.     Clydesdale Limited Partners.............................................................................16

3.5.     Meetings of Partners....................................................................................17

3.6.     Partition...............................................................................................18

3.7.     Covenant Not to Dissolve................................................................................18

3.8.     Termination of Status as Clydesdale Partner.............................................................18

                                                SECTION 4 MANAGEMENT

4.1.     Management of Clydesdale................................................................................20

4.2.     Reliance by Third Parties...............................................................................21

4.3.     Restrictions on Authority...............................................................................21

4.4.     Maintenance of Title to Clydesdale Property.............................................................24

4.5.     Compliance with Agreement...............................................................................24

4.6.     No Employees............................................................................................24

4.7.     Affiliate Transactions..................................................................................25

Clydesdale Partnership Agreement
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4.8.     Limitations on Partner Activities.......................................................................25

4.9.     Required Actions........................................................................................25

4.10.    Compliance with Applicable Laws.........................................................................25

4.11.    Clydesdale Custodian....................................................................................26

4.12.    Additional Clydesdale Class B Limited Partner Costs and Transaction Costs...............................26

4.13.    Payment of Clydesdale Expenses..........................................................................27

4.14.    Notification of Changes to the Applicable Margin........................................................27

                                            SECTION 5 PARTNERSHIP CAPITAL

5.1.     Capital Accounts........................................................................................27

5.2.     Closing Date and Other Contributions by the Clydesdale Partners.........................................28

5.3.     Mandatory Capital Contributions.........................................................................28

5.4.     Additional Capital Contributions........................................................................29

5.5.     Clydesdale Custodian Notification.......................................................................30

5.6.     No Withdrawal of Capital................................................................................30

5.7.     No Return on Capital....................................................................................30

5.8.     Cash Capital Contributions..............................................................................30

                                                SECTION 6 ALLOCATIONS

6.1.     Allocations Generally...................................................................................30

6.2.     Profits.................................................................................................30

6.3.     Losses..................................................................................................31

6.4.     Special Allocations.....................................................................................32

6.5.     Timing of Allocations...................................................................................32

6.6.     Other Allocation Rules..................................................................................33

Clydesdale Partnership Agreement
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                                  SECTION 7 PAYMENTS, DISTRIBUTIONS AND RETIREMENTS

7.1.     Payments and Distributions -- Clydesdale Class B Limited Partner........................................33

7.2.     Distributions to Other Partners.........................................................................33

7.3.     Mandatory Retirement of the Class B Partnership Interest................................................34

7.4.     Admission and Withdrawal of the Clydesdale Class B Limited Partner......................................34

7.5.     Making of Payments, Etc.................................................................................34

7.6.     Payment Reports.........................................................................................35

7.7.     Determination of the Preferred Rate and Priority Returns................................................35

7.8.     Distributions in Kind...................................................................................35

7.9.     Preferred Rate Reset and Remarketing of Clydesdale Class B Limited Partnership Interest and
Issuance of Replacement Securities...............................................................................35

                                  SECTION 8 ACCOUNTING; BOOKS AND RECORDS; REPORTS

8.1.     Accounting; Books and Records...........................................................................37

8.2.     Tax Matters.............................................................................................37

                           SECTION 9 REPORTS AND INFORMATION; CLYDESDALE OPERATING ACCOUNT

9.1.     Information.............................................................................................38

9.2.     Notices.................................................................................................39

9.3.     Clydesdale Operating Account............................................................................39

                                    SECTION 10 TRANSFERS OF PARTNERSHIP INTERESTS

10.1.    Restriction on Transfers................................................................................39

10.2.    Permitted Transfer -- Clydesdale Class B Limited Partner................................................39

10.3.    Conditions to Permitted Transfers.......................................................................39

10.4.    Prohibited Transfers....................................................................................40

10.5.    Rights of Unadmitted Transferees........................................................................41

Clydesdale Partnership Agreement
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10.6.    Admission as Substituted Clydesdale Partners............................................................41

10.7.    Distributions with Respect to Transferred Clydesdale Partnership Interests..............................42

                                            SECTION 11 POWER OF ATTORNEY

11.1.    Attorney-in-Fact........................................................................................42

11.2.    Nature of Special Power.................................................................................43

                                        SECTION 12 DISSOLUTION AND WINDING UP

12.1.    Liquidation.............................................................................................44

12.2.    Winding Up..............................................................................................44

12.3.    No Restoration of Deficit Capital Accounts..............................................................45

12.4.    Form of Liquidating Distributions to Clydesdale Partners................................................46

12.5.    Rights of Partners......................................................................................46

12.6.    Occurrence of Liquidating Event.........................................................................46

12.7.    Allocations and Distributions During Period of Liquidation..............................................46

12.8.    Character of Liquidating Distributions..................................................................46

12.9.    The Clydesdale Liquidator...............................................................................47

12.10.   Liquidation Procedures..................................................................................47

                                             SECTION 13 INDEMNIFICATION

13.1.    Indemnification of the Clydesdale Partners..............................................................49

13.2.    Indemnification for Business Qualification Requirements.................................................49

13.3.    Clydesdale Liquidator Indemnification...................................................................50

13.4.    Survival of Indemnification Obligations.................................................................50

13.5.    Limitations on Indemnification Obligations..............................................................50

13.6.    Payments; No Reduction of Capital Account...............................................................51

13.7.    Procedural Requirements.................................................................................51

Clydesdale Partnership Agreement
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                                              SECTION 14 MISCELLANEOUS

14.1.    Notices.................................................................................................53

14.2.    Binding Effect..........................................................................................53

14.3.    Severability............................................................................................53

14.4.    Setoff..................................................................................................53

14.5.    Construction............................................................................................54

14.6.    Governing Law...........................................................................................54

14.7.    Counterpart Execution...................................................................................54

14.8.    Specific Performance....................................................................................54

14.9.    Amendments..............................................................................................54

14.10.   Waiver of Jury Trial....................................................................................55

14.11.   Consent to Jurisdiction and Service of Process..........................................................55

Exhibit A                  Definitions

Exhibit B                  [Intentionally Omitted]

Exhibit C-1                Form of Compliance Certificate - 5.4(b)(i) or (ii) of the El Paso
                           Agreement

Exhibit C-2                Form of Compliance Certificate - 5.07(f) of the Sponsor Subsidiary
                           Credit Agreement

Exhibit C-3                Form of Compliance Certificate -7.04(g) of the Sponsor Subsidiary Credit
                           Agreement

Exhibit C-4                Form of Compliance Certificate - 5.4(c)(i) or (ii) of the El Paso
                           Agreement

Exhibit D                  [Intentionally Omitted]

Exhibit E                  Form of Transferee Certificate

Exhibit F                  Form of Transferor Certificate

Clydesdale Partnership Agreement

                          CLYDESDALE ASSOCIATES, L.P.
                          FOURTH AMENDED AND RESTATED
                             PARTNERSHIP AGREEMENT


                  FOURTH AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF CLYDESDALE ASSOCIATES, L.P. ("CLYDESDALE"), originally dated as of April 28, 2000, and amended and restated as of May 9, 2000, December 15, 2000, June 29, 2001 and July 19, 2002, by and among APPALOOSA HOLDINGS COMPANY, a Delaware corporation ("APPALOOSA"), NORIC HOLDINGS, L.L.C., a Delaware limited liability company ("NORIC HOLDINGS"), NORIC HOLDINGS I, L.L.C., a Delaware limited liability company ("NORIC HOLDINGS I"), MUSTANG INVESTORS, L.L.C., a Delaware limited liability company ("MUSTANG") and CLYDESDALE.

                             PRELIMINARY STATEMENTS

                  A. Clydesdale was formed as a Delaware limited partnership on April 28, 2000, with Appaloosa as the Initial Clydesdale General Partner and Noric Holdings as the Initial Clydesdale Limited Partner.

                  B. The Original Clydesdale Partnership Agreement was amended and restated in its entirety on May 9, 2000, December 15, 2000 and June 29, 2001.

                  C. The parties to this Agreement desire that (i) the June 29, 2001 Amended and Restated Clydesdale Partnership Agreement be further amended and restated in its entirety as set forth in this Agreement and (ii) Clydesdale continue on the terms set forth in this Agreement.

                  In consideration of the premises and intending to be legally bound by this Agreement, the parties hereby amend and restate the June 29, 2001 Amended and Restated Clydesdale Partnership Agreement and agree as follows:

                                    SECTION 1

                      DEFINED TERMS; RULES OF CONSTRUCTION

                  1.1. Definitions. As used in this Agreement, capitalized terms defined in the preamble, Preliminary Statements and other Sections of this Agreement shall have the meanings set forth therein, and terms defined in Exhibit A shall have the meanings set forth therein.

                  1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word or phrase "FROM" and "COMMENCING ON" means "from and including" and the words or phrase "TO" and "UNTIL" and "ENDING ON" means "to but excluding".

                  1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied consistently, except with respect to Capital

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Accounts and items entering into the computation of Capital Accounts, and except to the extent otherwise specified in the terms hereof.

                  1.4. No Presumption Against Any Party. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any particular party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  1.5. Use of Certain Terms. Unless the context of this Agreement requires otherwise, the plural includes the singular, the singular includes the plural, and "INCLUDING" has the inclusive meaning of "including without limitation". The words "HEREOF", "HEREIN", "HEREBY", "HEREUNDER", and other similar terms of this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

                  1.6. Headings and References. Section and other headings are for reference only, and shall not affect the interpretation or meaning of any provision of or to this Agreement. Unless otherwise provided, references to Articles, Sections, Schedules, and Exhibits shall be deemed references to Articles, Sections, Schedules, and Exhibits of or to this Agreement. Whether or not specified herein or therein, references in this Agreement and in Exhibit A to this Agreement and to any other Operative Document or any other agreement include this Agreement and the other Operative Documents and agreements as the same may be modified, amended, restated or supplemented from time to time pursuant to the provisions hereof or thereof as permitted by the Operative Documents. Whether or not specified herein or in Exhibit A hereto, a reference to any Applicable Law or law (as the case may be) shall mean that Applicable Law or law (as the case may be) as it may be amended, modified or supplemented from time to time, and any successor Applicable Law or law (as the case may be). A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement and the other Operative Documents governing the assignment of rights and obligations under or the binding effect of any provision of this Agreement.

                                    SECTION 2

                             ORGANIZATIONAL MATTERS

                  2.1. Continuation. Clydesdale shall continue as a limited partnership under the Act upon the terms and conditions in this Agreement.

                  2.2. Partners. (i) Appaloosa shall continue as the general partner of Clydesdale and in such capacity shall be referred to as the "Clydesdale General Partner", (ii) Noric Holdings shall continue as a Clydesdale Class A Limited Partner, (iii) Noric Holdings I shall continue as a Clydesdale Class A Limited Partner, and (iv) Mustang shall continues as a Clydesdale Class B

Limited Partner. The names and addresses of the Clydesdale Partners as of the Closing Date shall be as follows:


Clydesdale General Partner and     Appaloosa Holdings Company, Noric Holdings, L.L.C.,
Clydesdale Class A Limited         or Noric Holdings I, L.L.C., as the case may be
Partners                           c/o Wilmington Trust Company
                                   1100 North Market Street
                                   Rodney Square North
                                   Wilmington, DE 19890 - 1600
                                   Attention:  Corporate Trust Administration
                                   Facsimile No.: 302-651-8882

Clydesdale Class B Limited         Mustang Investors, L.L.C.
Partner                            c/o Wilmington Trust Company
                                   1100 North Market Street
                                   Rodney Square North
                                   Wilmington, DE  19890 - 1600
                                   Attention: Corporate Trust Administration
                                   Facsimile No.: 302-427-4749

                  2.3. Clydesdale Partnership Agreement. This Agreement completely amends, restates and supersedes the June 29, 2001 Amended and Restated Clydesdale Partnership Agreement as in existence prior to the effectiveness hereof.

                  2.4. Name. The name of Clydesdale shall continue to be "Clydesdale Associates, L.P." All business of Clydesdale shall be conducted in such name.

                  2.5. Powers. Clydesdale shall possess and may exercise all of the powers and privileges granted by the Act, by any other Applicable Law and by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the permitted business purposes or activities of Clydesdale as set forth in Section 2.6 hereof.

                  2.6. Purposes. The purposes of Clydesdale are to (i) make and hold the Advances, (ii) hold a membership interest in Noric, (iii) be the Noric Class B Member, (iv) act as, and exercise all of the authority of, the Noric Class B Member, (v) enter into and perform the Operative Documents to which it is a party, (vi) hold the Clydesdale Operating Account and make Investments in Cash Equivalents from the proceeds of such account, (vii) engage in such additional business activities as are permitted under this Agreement or otherwise as the Clydesdale Partners may unanimously agree in writing, and
(viii) engage in activities related or incidental to the foregoing and necessary or appropriate therefor as permitted by this Agreement.

                  2.7. Principal Place of Business. The principal place of business of Clydesdale shall be c/o Wilmington Trust Company, 1100 North Market Street, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-1600, Attention: Corporate Trust Administration.

The Clydesdale General Partner may change the principal place of business of Clydesdale to any other place; provided that in any event (i) such location shall be within the United States and within a state that permits the qualification as a foreign limited partnership of a limited partnership organized under the laws of the State of Delaware and (ii) Clydesdale is duly qualified to do business under the laws of such state. The registered office of Clydesdale in the State of Delaware is located at Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, DE 19890 - 1600,
Attention: Corporate Trust Department.

                  2.8. Term. The term of Clydesdale commenced on the date its certificate of limited partnership was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the winding up and liquidation of Clydesdale and the completion of its business following a Liquidating Event, as provided in Section 12.

                  2.9. Fiscal Year. The fiscal year of Clydesdale for financial statement and Federal income tax purposes shall be the same and shall end on December 31 of each year, except as may be required by the Code.

                  2.10. Agent for Service of Process. The registered agent for service of process on Clydesdale in the State of Delaware shall be Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890 - 1600 or any successor as appointed by the Clydesdale General Partner in accordance with the Act.

                  2.11. Filings; Cancellation Certificates. (a) The Clydesdale General Partner has caused the certificate of limited partnership to be filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Act. The Clydesdale General Partner shall take any action and all other actions reasonably necessary to perfect and maintain the status of Clydesdale as a limited partnership under the laws of the State of Delaware. The Clydesdale General Partner shall cause amendments to the certificate of limited partnership to be filed whenever required by the Act.

                  (b) Upon the dissolution and completion of winding up of Clydesdale, the Clydesdale General Partner (or, if any Clydesdale Liquidator has been appointed, such Clydesdale Liquidator) shall promptly execute and cause to be filed certificates of cancellation in accordance with the Act and the Applicable Laws of any other states or other jurisdictions in which the Clydesdale General Partner or such Clydesdale Liquidator, as the case may be, deems such filing necessary or advisable.

                  2.12. Compensation and Expenses. No Clydesdale Partner or Affiliate of any Clydesdale Partner shall receive any salary, fee, or draw for services rendered to or on behalf of Clydesdale or otherwise in its capacity as a Clydesdale Partner, nor shall any Clydesdale Partner or Affiliate of any Clydesdale Partner be reimbursed by Clydesdale for any expenses incurred by such Clydesdale Partner or Affiliate on behalf of Clydesdale or otherwise in its capacity as a Clydesdale Partner, except as otherwise contemplated by this Agreement and the other Operative Documents.

                  2.13. Independent Activities; Transactions with Affiliates.
(a) The Clydesdale General Partner and any of its officers and directors shall be required to devote only such time to the affairs of Clydesdale as the Clydesdale General Partner determines in its reasonable discretion may be necessary to manage and operate Clydesdale, and each such Person shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion, except as set forth in
Section 4.8.

                  (b) Except as set forth in Section 4 and as otherwise set forth in the other Operative Documents, each Clydesdale Partner acknowledges that each other Clydesdale Partner and the Affiliates of each other Clydesdale Partner are free to engage or invest in an unlimited number of activities or businesses, any one or more of which may be related to the activities or businesses of Clydesdale, without having or incurring any obligation to offer any interest in such activities or businesses to Clydesdale or any Clydesdale Partner, and neither this Agreement nor any activity undertaken pursuant to this Agreement shall prevent any Clydesdale Partner or any such Affiliate of any such Clydesdale Partner from engaging in such activities, or require any Clydesdale Partner to permit Clydesdale or any such Affiliate of any such Clydesdale Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Clydesdale Partner, each Clydesdale Partner hereby waives, relinquishes, and renounces any such right or claim of participation.

                  2.14. Payments of Individual Obligations. Clydesdale's credit and assets shall be used solely for the benefit of Clydesdale, and no asset of Clydesdale shall be transferred or encumbered for or in payment of any individual obligation of any Clydesdale Partner, except as expressly provided herein.

                  2.15. Representations and Warranties. As of the Closing Date and each Capital Contribution Date, each Clydesdale Partner hereby makes the representations and warranties applicable to such Clydesdale Partner as set forth in this Section 2.15 as follows, and all of such representations and warranties shall survive the execution of this Agreement:

                  (a) Representations and Warranties of Noric Holdings. Noric Holdings and Noric Holdings I each make the representations and warranties set forth in Article IV of the Sponsor Subsidiary Credit Agreement, as if such representations and warranties were set out herein in full.

                  (b) Representations and Warranties of Appaloosa.

                           (i) Due Formation. Appaloosa is duly organized,
                  validly existing and in good standing under the laws of the jurisdiction of the State of Delaware. Appaloosa possesses all corporate powers and other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                           (ii) Authorization of Operative Documents. The
                  execution, delivery and performance by Appaloosa of each Operative Document to which it is a party are or were within its, corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its Organizational Documents, (ii) any Applicable Law, except to the extent that such contravention would not have a Material Adverse Effect or (iii) any material contractual restriction binding on or affecting it.

                           (iii) Governmental Approvals. No authorization or
                  approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Appaloosa of each Operative Document to which it is a party, except filings necessary to comply with laws, rules, regulations and orders required in the ordinary course to comply with the ongoing obligations of Appaloosa under the Operative Documents.

                           (iv) Enforceability. Each Operative Document to which
                  Appaloosa is a party constitutes the legal, valid and binding obligation of Appaloosa, enforceable against Appaloosa in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

                           (v) Compliance with Laws, Etc. Appaloosa is in
                  compliance with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, except where the failure to so comply, individually or in the aggregate, would not in the reasonable judgment of Appaloosa be expected to result in a Material Adverse Effect.

                           (vi) Litigation. There is no action, suit or
                  proceeding pending, or to the knowledge of Appaloosa threatened, against or involving Appaloosa in any court, or before any arbitrator of any kind, or before or by any governmental body, which, in the reasonable judgment of Appaloosa (taking into account the exhaustion of all appeals), would have a Material Adverse Effect, or which purports to affect the legality, validity, binding effect or enforceability of any Operative Document to which it is a party.

                           (vii) Taxes. Appaloosa has duly filed all Tax returns
                  required to be filed, and has duly paid and discharged all Taxes, assessments and governmental charges upon it or against its properties due and payable on the Closing Date and each Capital Contribution Date, the failure to pay which would have a Material Adverse Effect, unless and to the extent only that the same are being contested by Appaloosa in good faith and by appropriate proceedings.

                           (viii) Title to Property. Appaloosa has good title to
                  its properties and assets, free and clear of all mortgages, liens and encumbrances, except for mortgages, liens and encumbrances (including covenants, restrictions, rights, easements and minor irregularities in title) which do not materially interfere with the business or operations of Appaloosa as presently conducted and except that no representation or warranty is made with respect to Margin Stock.

                           (ix) Investment Company; Holding Company. (1)
                  Appaloosa is not an "investment company" within the meaning of the Investment Company Act of 1940.

                           (2) Appaloosa is not a "holding company" or a
                  "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

                  (c) Representations and Warranties of Mustang.

                           (i) Due Formation. Mustang is duly formed, validly
                  existing and in good standing as a limited liability company in each case under the laws of the State of Delaware. Mustang has all requisite powers and all material governmental licenses, authorizations, consents and approvals required in each case to carry on its business as now conducted.

                           (ii) Authorization of Agreement. Mustang has the
                  power and authority to execute and deliver this Agreement and the other Operative Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Mustang of this Agreement and each other Operative Document to which it is a party have been duly authorized by all necessary limited liability company action. Each of this Agreement and each other Operative Document to which Mustang is a party constitutes the legal, valid and binding obligation of Mustang and is enforceable against Mustang in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                           (iii) No Conflict with Restrictions; No Default. The
                  execution, delivery and performance by Mustang of each Operative Document to which it is a party do not (A) contravene, or constitute a default under, (1) any provision of Applicable Law (including, without limitation, Regulation T, U, or X issued by the Board of Governors of the Federal Reserve System), (2) the Organizational Documents of Mustang, or (3) any judgment, injunction, order, decree or agreement binding upon Mustang, or (B) result in or require the creation or imposition of any Lien on any asset of Mustang, except for Permitted Liens.

                           (iv) Authorizations. The execution, delivery and
                  performance by Mustang of each Operative Document to which it is a party do not require, in respect of Mustang, any action by or in respect of (including any license or permit), or filing with, any governmental body, agency or official, or any other Person that has not been obtained or made and that is not in full force and effect, except for (A) actions or filings expressly required by Section 4(c) of the Purchase Option Agreement, in each case that are to be performed or filed at a date after the date of the relevant Operative Document and (B) the filing of financing statements under the UCC in relevant jurisdictions permitted by the provisions of the Operative Documents to be performed or filed at a later date.

                           (v) Litigation. There are no actions, suits,
                  proceedings or known investigations pending or, to the knowledge of Mustang, threatened against or affecting Mustang or any of its properties, assets, rights or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator. Mustang has not received any currently effective notice of any default, and Mustang is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator.

                           (vi) Investment Company Act; Public Utility Holding
                  Company Act. Assuming that each lender to the Class B Member (as defined in the Mustang Company Agreement), the Class B Member and the Class C Member (as defined in the Mustang Company Agreement) is a "qualified purchaser" as defined in
                  Section 2(a)(51) of the Investment Company Act, Mustang is not an "investment company" within the meaning of the Investment Company Act. Without regard to Mustang's ownership of the Clydesdale Class B Limited Partnership Interest or the Class B Member's (as defined in the Mustang Company Agreement) or the Class C Member's (as defined in the Mustang Company Agreement) ownership of an interest in Mustang, Mustang is not subject to, or is exempt from, regulation as a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (d) Investigation; Intent. Without limiting any of the representations and warranties of any party under any Operative
         Document:

                           (i) Each Clydesdale Partner acquired pursuant to the
                  terms of the Original Clydesdale Partnership Agreement or the May 9, 2000 Amended and Restated Clydesdale Partnership Agreement, its Clydesdale Partnership Interest based upon its own investigation, and the exercise by such Clydesdale Partner of its rights and the performance by such Clydesdale Partner of its obligations under this Agreement will be based upon its own investigation, analysis and expertise.

                           (ii) Each Clydesdale Partner's acquisition of its
                  Clydesdale Partnership Interest was made pursuant to the terms of the Original Clydesdale Partnership Agreement or the May 9, 2000 Clydesdale Partnership Agreement for its own account for investment, and not with a view to the sale or distribution thereof.

                           (iii) Each Clydesdale Partner intends hereby to
                  continue the limited partnership formed pursuant to the Original Clydesdale Partnership Agreement and continued pursuant to the May 9, 2000 Amended and Restated Clydesdale Partnership Agreement, the December 15, 2000 Amended and Restated Clydesdale Partnership Agreement and the June 29, 2001 Amended and Restated

                  Clydesdale Partnership Agreement for the purpose of making an economic profit from the transactions proposed to be entered into by Clydesdale and it is not acting as an agent or in some other representative capacity for any other Person.

                           (iv) Each Clydesdale Partner is an "accredited
                  investor" as defined in the rules adopted pursuant to the Securities Act and a "qualified purchaser" as defined in the Investment Company Act and the rules adopted pursuant thereto.

                           (v) Each Clydesdale Partner has obtained from
                  Clydesdale all such information as it has requested to evaluate its investment in Clydesdale.

                  Notwithstanding the foregoing, Mustang makes no representation or warranty with respect to any law, rule, regulation, conflict, breach, default, violation, Lien, imposition, registration, declaration, filing, consent, approval, license, permit, order, other authorization, action, suit, proceeding, or investigation applicable solely by reason of Mustang's ownership of the Clydesdale Class B Limited Partnership Interest or Clydesdale's or its Affiliates' ownership of their respective property.

                  2.16. Liability to Third Parties. The debts, obligations and liabilities of Clydesdale, whether arising in contract, tort or otherwise, shall not be the debts, obligations and liabilities of any Clydesdale Limited Partner and no such Clydesdale Limited Partner shall be obligated personally for any such debt, obligation or liability of Clydesdale solely by reason of being a Clydesdale Limited Partner.

                  2.17. Admission of New Partners. Subject to the restrictions and requirements set forth in Sections 2.17, 3.3, 4.3(p), 7.4, 7.9 and 10 of this Agreement, the Clydesdale General Partner may admit one or more new Clydesdale Partners. In no event shall Clydesdale have more than ten Clydesdale Partners. For purposes of this provision, the number of Clydesdale Partners shall be determined in accordance with Treas. Reg. Section 1.7704-1.

                  2.18. No Withholding Tax. Neither Mustang nor any affiliate members nor any indirect holders of any interests in Mustang through partnerships or other pass-through entities that are treated as fiscally transparent for Federal income tax purposes is, as to the United States, a nonresident alien individual, foreign partnership, foreign corporation or other foreign person with respect to whom (taking into account statutory or treaty exemptions) distributions, allocations or payments from Clydesdale are subject to withholding tax at a rate in excess of zero percent under Sections 1441, 1442 or any other provision of the Code imposing U.S. federal tax withholding requirements or withholding taxes upon distributions, allocations or payments to a foreign person by Clydesdale.

                  2.19. Covenant of Each Clydesdale Partner. Each Clydesdale Partner hereby covenants to each other Clydesdale Partner that such Clydesdale Partner will, in connection with any transaction, agreement or dealing with or relating to Clydesdale comply (except for such noncompliance that, in the aggregate, is not material) with the following undertakings, and, in the case of Appaloosa, Appaloosa will, within the scope of its authority hereunder, cause Clydesdale to comply with the following undertakings (it being understood that Mustang is only assuming responsibility with respect to itself):

                  (a) Such Clydesdale Partner will maintain its books, financial records and accounts, including checking and other bank accounts and custodian and other securities safekeeping accounts, separate and distinct from those of Clydesdale. Clydesdale will maintain its books, financial records and accounts, including checking and other bank accounts and custodian and other securities safekeeping accounts, separate and distinct from those of any other Person.

                  (b) Such Clydesdale Partner will maintain its books, financial records and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of Clydesdale. Clydesdale will maintain its books, financial records and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of any other Person.

                  (c) Such Clydesdale Partner will not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of Clydesdale, and such Clydesdale Partner will hold all of its own assets in its own name, except as otherwise contemplated in the Operative Documents. Clydesdale will not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other Person, and Clydesdale will hold all of its own assets in its own name, except as otherwise contemplated in the Operative Documents.

                  (d) Such Clydesdale Partner will conduct its own business in its own name, and will observe all requisite organizational and internal procedures and formalities, including the holding of periodic and special meetings of shareholders, managers and boards of directors or managers (or other governing body), as applicable, the recordation and maintenance of minutes of such meetings, and the recordation and maintenance of resolutions adopted at such meetings. Clydesdale will conduct its own business in its own name, and will observe all requisite organizational and internal procedures and formalities, including the holding of periodic and special meetings of partners, shareholders, managers and boards of directors or managers (or other governing body), as applicable, the recordation and maintenance of minutes of such meetings, and the recordation and maintenance of resolutions adopted at such meetings.

                  (e) Such Clydesdale Partner will not be consensually merged or consolidated with Clydesdale (other than for financial reporting purposes). Clydesdale will not be consensually merged or consolidated with any other Person (other than certain affiliates for financial reporting purposes).

                  (f) Each Clydesdale Partner that prepares or agrees to be included in consolidated financial statements will include or cause to be included in its or such consolidated financial statements footnotes that clearly disclose, among other things, the separate existence and identity of Clydesdale from such Clydesdale Partner, and that Clydesdale has separate assets and liabilities. If Clydesdale prepares consolidated financial statements, it will include in its consolidated financial statements footnotes that clearly disclose, among other things, the separate existence and identity of Clydesdale from such consolidated entities, and that Clydesdale has separate assets and liabilities from such consolidated entities.

                  (g) All transactions, agreements and dealings between such Clydesdale Partner and Clydesdale (including transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other) will reflect the separate identity and legal existence of each entity. All transactions, agreements and dealings between Clydesdale and any other Person (including transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other) will reflect the separate identity and legal existence of Clydesdale from such other Person.

                  (h) Transactions between Clydesdale, on the one hand, and any third parties, on the other hand, will be conducted by Clydesdale in the name of Clydesdale as an entity separate and distinct from any other Person.

                  (i) Except as otherwise specified in the Operative Documents, Clydesdale will pay its own liabilities from its own assets, and such Clydesdale Partner will not pay its own liabilities from Clydesdale's assets.

                  (j) Representatives and agents of Clydesdale (whether or not they are "loaned" employees of such Clydesdale Partner) will, when purporting to act on behalf of Clydesdale, hold themselves out to third parties as being representatives or agents, as the case may be, of Clydesdale and, to the extent such items are used, will utilize business cards, letterhead, purchase orders, invoices and the like of Clydesdale. Representatives and agents of such Clydesdale Partner (whether or not they are "loaned" employees of any Clydesdale Partner or any affiliates) will, when purporting to act on behalf of such Clydesdale Partner (other than, if applicable, in its capacity as the general partner of Clydesdale), not hold themselves out to third parties as being representatives or agents, as the case may be, of Clydesdale and will not utilize business cards, letterhead, purchase orders, invoices and the like of Clydesdale.

                  (k) Clydesdale will compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents. Such Clydesdale Partner will not compensate any consultants, independent contractors and agents from the funds of Clydesdale for services provided to such Clydesdale Partner by such consultants, independent contractors and agents.

                  (l) To the extent that Clydesdale, on the one hand, and such Clydesdale Partner, on the other hand, jointly contract or do business with vendors or service providers or share overhead expenses, the costs and expenses incurred in so doing will be fairly and nonarbitrarily allocated between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses. To the extent that Clydesdale, on the one hand, and such Clydesdale Partner, on the other hand, contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of the other, then the costs incurred in so doing will be fairly and nonarbitrarily allocated to the entity for whose benefit the goods or services are provided, with the result that each such entity bears its fair share of all such costs, except to the extent otherwise provided in the Operative Documents. To the extent that Clydesdale, on the one hand, and any other Person, on the other hand, jointly contract or do business with vendors or service providers or share overhead expenses, the costs and expenses incurred in so doing will be fairly and nonarbitrarily allocated between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses. To the extent that Clydesdale, on the one hand, and any other Person, on the other hand, contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of the other, then the costs incurred in so doing will be fairly and nonarbitrarily allocated to the entity for whose benefit the goods or services are provided, with the result that each such entity bears its fair share of all such costs, except to the extent otherwise provided in the Operative Documents.

                  (m) Clydesdale will have annual financial statements prepared in accordance with GAAP, separate from such Clydesdale Partner and any other Person; provided that Clydesdale and such Clydesdale Partner may be consolidated with El Paso and its Subsidiaries for financial reporting purposes. Such Clydesdale annual financial statements will show Clydesdale's assets and liabilities separate and apart from those of any other Person.

                  (n) Such Clydesdale Partner will not make any loans, advances, guarantees, extensions of credit or contributions of capital to, from or for the benefit of Clydesdale without proper documentation and proper accounting in accordance with GAAP and other than in accordance with the provisions of the Operative Documents. Clydesdale will not make any loans, advances, guarantees, extensions of credit or contributions of capital to, from or for the benefit of any other Person without proper accounting in accordance with GAAP and proper documentation, it being agreed that the Advances are made pursuant to proper documentation.

                  (o) Clydesdale will cause to be prepared and filed all legally required tax returns for itself (including Federal and state income tax returns) separately from the tax returns of any other Person, and will not file a consolidated tax return with any other Person. Each Clydesdale Partner will cause to be prepared and filed all legally required tax returns for itself (including Federal and state income tax returns) separately from the tax returns of Clydesdale.

                  (p) Such Clydesdale Partner will not refer to Clydesdale as a department or division of such Clydesdale Partner and will not otherwise refer to Clydesdale in a manner inconsistent with its status as a separate and distinct legal entity. In addition, Clydesdale will hold itself out as separate and distinct from such Clydesdale Partner and from any other Person. Clydesdale will not refer to itself as a department or division of such Clydesdale Partner and will not otherwise refer to itself in a manner inconsistent with its status as a legal entity separate and distinct from any other Person. In addition, such Clydesdale Partners will hold themselves out as separate and distinct from Clydesdale.

                  (q) Clydesdale will maintain adequate capital in light of its contemplated business operations.

                  (r) Clydesdale will not hold out its credit as being available to satisfy the obligations of any other Person. Such Clydesdale Partner will not hold out the credit of Clydesdale as being available to satisfy the obligations of such Clydesdale Partner (except as permitted under the Operative Documents).

                  (s) Clydesdale will not acquire the obligations or securities of its affiliates or owners (except as permitted under the Operative Documents). Such Clydesdale Partner will not acquire the obligations or securities of Clydesdale (except as permitted under the Operative Documents).

                  (t) Clydesdale will not buy or hold evidence of indebtedness issued by any other Person (except as permitted under the Operative Documents).

                  (u) Clydesdale will use separate stationery, invoices, and checks bearing its own name. Such Clydesdale Partner will not use stationery, invoices, and checks bearing Clydesdale's name (except in its capacity as a general partner of Clydesdale).

                  (v) Clydesdale will not pledge its assets for the benefit of any other Person. Such Clydesdale Partner will not pledge its assets for the benefit of Clydesdale (except as permitted under the Operative Documents).

                  (w) Clydesdale will correct any known misunderstanding regarding its separate identity from any other Person. Such Clydesdale Partner will correct any known misunderstanding regarding its identity as separate from the identity of Clydesdale.

                  (x) Clydesdale will not use its separate existence, no Clydesdale Partner (or any of its affiliates) will use the separate existence of Clydesdale, and Clydesdale will not permit that its separate existence be used by any such Clydesdale Partner (or any of its affiliates), in each case, to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors.

                  (y) All transactions between a Clydesdale Partner (or any of its affiliates), on the one hand, and Clydesdale, on the other, are, and will be, duly authorized and documented, and recorded accurately in the appropriate books and records of such entities. All such transactions are, and will be, fair to each party, constitute exchanges for fair consideration and for reasonably equivalent value, and are, and will be, made in good faith and without any intent to hinder, delay, or defraud creditors. Clydesdale will not take any action, and will not engage in transactions with any Clydesdale Partner (or any of its affiliates), unless the respective boards of managers, general partners, managing members, or officers, as appropriate, of Clydesdale and the applicable Clydesdale Partner, as the case may be, determine in a reasonable fashion that such actions or transactions are in their respective companies' best interests. The parties hereto agree that the Transactions satisfy the requirements of this Section 2.19(y).

                  (z) Clydesdale and each Clydesdale Partner have not entered into the transactions contemplated by this Agreement or any Operative Document to which it is a party in contemplation of insolvency or with a design to prefer one or more creditors to the exclusion in whole or in part of others or with an intent to hinder, delay or defraud any of its creditors.

                  (aa) The assets of Clydesdale and of each Clydesdale Partner are now, and are intended to be, sufficient to pay the ongoing business expenses of each such respective entity as they are incurred and to discharge all of their respective liabilities.

                  2.20. Title to Clydesdale Property. All Clydesdale Property shall be owned by Clydesdale as an entity, and no Clydesdale Partner shall have any ownership interest in such property in its individual name or right. Each Clydesdale Partnership Interest in Clydesdale shall be personal property for all purposes. Clydesdale shall hold all of the Clydesdale Property in the name of Clydesdale or the name of the Clydesdale Custodian (on behalf of Clydesdale) and not in the name of any Clydesdale Partner.

                  2.21. Clydesdale Partner Requirements. Clydesdale shall at all times have at least one Clydesdale Partner that is a Special Purpose LLC. A "SPECIAL PURPOSE LLC" means a limited liability company that has a manager on its board of managers or other managing body who is not an Affiliate of El Paso. Noric Holdings shall continue to be the initial Special Purpose LLC. The Special Purpose LLC shall at all times be a limited liability company whose Organizational Documents contain restrictions on its activities and impose requirements intended to preserve its separateness that are substantially similar to those contained in this Agreement, and provide, among other things, that it:

                  (a) is organized for a limited purpose;

                  (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell its assets;

                  (c) may not file voluntarily a bankruptcy petition on its own behalf (and/or on behalf of Clydesdale) without the consent of the manager who is not an Affiliate of El Paso; and

                  (d) shall conduct itself (and/or cause Clydesdale to conduct itself) in accordance with certain "separateness covenants", including the maintenance of books, records, bank accounts and assets separate from those of any other Person and/or certain specified other Persons.

                                    SECTION 3

                               CLYDESDALE PARTNERS

                  3.1. Rights of Clydesdale Partners. The Clydesdale Partners shall have the rights and obligations provided in this Agreement and, to the extent consistent with this Agreement, the Act.

                  3.2. Clydesdale Partnership Interests. Until such time, if ever, as the Clydesdale General Partner establishes Replacement Securities pursuant to Section 7.9, there shall be three classes of Clydesdale Partnership Interests, each of which shall have the rights set forth below:

                  (a) Clydesdale General Partnership Interest. The Clydesdale General Partner shall have the following rights under this Agreement (in addition to the other rights granted hereunder):

                           (i) the right to receive Distributions and to share
                  in the Profits and Losses of Clydesdale, all to the extent provided in this Agreement;

                           (ii) the right to receive liquidating Distributions
                  to the extent provided in Section 12;

                           (iii) the right to vote upon, approve or consent to
                  actions of Clydesdale and to participate in the management of Clydesdale, all to the extent provided in this Agreement; and

                           (iv) the right to appoint or remove the Clydesdale
                  Liquidator as provided in Section 12.9.

                  (b) Clydesdale Class A Limited Partnership Interests. Each Clydesdale Class A Limited Partner shall have the following rights under this Agreement (in addition to the other rights granted hereunder):

                           (i) the right to receive Distributions and to share
                  in the Profits and Losses of Clydesdale, all to the extent provided in this Agreement;

                           (ii) the right to receive liquidating Distributions
                  to the extent provided in Section 12; and

                           (iii) the right to vote upon, approve or consent to
                  actions of Clydesdale and the Clydesdale General Partner, all to the limited extent, but only to the limited extent, provided in this Agreement; provided, however, that none of the rights given to a Clydesdale Class A Limited Partner shall be deemed to be participating in the control of the business of Clydesdale within the meaning of Section 17-303 of the Act, and this Agreement shall be interpreted consistently with this
                  Section 3.2(b)(iii).

                  (c) Clydesdale Class B Limited Partnership Interests. The Clydesdale Class B Limited Partner shall have the following rights under this Agreement (in addition to the other rights granted hereunder):

                           (i) the right to receive Distributions and to share
                  in the Profits and Losses of Clydesdale, all to the extent provided in this Agreement;

                           (ii) the right to receive liquidating Distributions
                  to the extent provided in Section 12;

                           (iii) the right to vote upon, approve or consent to
                  actions of Clydesdale and the Clydesdale General Partner, all to the limited extent, but only to the limited extent, provided in this Agreement; provided, however, that none of the rights given to the Clydesdale Class B Limited Partner shall be deemed to be participating in the control of the business of Clydesdale within the meaning of Section 17-303 of the Act, and this Agreement shall be interpreted consistently with this Section 3.2(c)(iii); and

                           (iv) the right to appoint or remove the Clydesdale
                  Liquidator as provided in Section 12.9.

                  3.3. Additional Covenants of Clydesdale General Partner. Except as otherwise permitted by this Agreement, the Clydesdale General Partner hereby covenants and agrees not to Transfer all or any portion of its Clydesdale Partnership Interest as the Clydesdale General Partner. Further, the Clydesdale General Partner hereby covenants and agrees to continue to carry out the duties of the Clydesdale General Partner under this Agreement until Clydesdale is dissolved and liquidated pursuant to Section 12 hereof.

                  3.4. Clydesdale Limited Partners. (a) No Management Rights or Powers. Neither a Clydesdale Class A Limited Partner nor the Clydesdale Class B Limited Partner shall have any right or power to take part in the management or control of Clydesdale or its business and affairs or to act for or bind Clydesdale in any way, except as expressly provided in any Operative Document. Notwithstanding the foregoing, each Clydesdale Class A Limited Partner and the Clydesdale Class B Limited Partner shall each have all of the rights and powers specifically set forth in this Agreement and, to the extent consistent with this Agreement, the Act. The existence and exercise of these rights and powers will not result in a Clydesdale Class A Limited Partner or the Clydesdale Class B Limited Partner being deemed to be participating in the control of the business of Clydesdale within the meaning of Section 17-303 of the Act or otherwise affect the limited liability of a Clydesdale Class A Limited Partner or the Clydesdale Class B Limited Partner.

                  (b) Voting Rights. Each Clydesdale Class A Limited Partner and the Clydesdale Class B Limited Partner shall each have the right to vote only on those matters specifically reserved for its vote as set forth in this Agreement.

                  (c) Limited Partner Liability. Neither a Clydesdale Class A Limited Partner nor the Clydesdale Class B Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of Clydesdale. Except as otherwise provided by mandatory provisions of applicable state law and except with respect to the obligation of a Clydesdale Class A Limited Partner and the Clydesdale Class B Limited Partner to return to Clydesdale a distribution made to such Clydesdale Partner in violation of the Act at a time when such Clydesdale Partner knew the distribution would violate the Act, such Clydesdale Partner shall be liable only to make its Capital Contributions (to the extent required by, and in accordance with the provisions of, this Agreement) and shall not be required to lend any funds to Clydesdale or, after its Capital Contributions have been made (including under Sections 5.3 and 5.4, if applicable), to make any additional Capital Contributions to Clydesdale.

                  3.5. Meetings of Partners. (a) Notice. Meetings of the Clydesdale Partners shall be called upon the written request of any Clydesdale Partner. The notice shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Clydesdale Partners not less than five Business Days nor more than 30 days prior to the date of such meeting. Clydesdale Partners may vote in person, by proxy or by telephone at such meeting.

                  (b) Record Date. For the purpose of determining the Clydesdale Partners entitled to vote on, or to vote at, any meeting of the Clydesdale Partners or any adjournment thereof, the Clydesdale Partner requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than 30 days nor less than seven Business Days before any such meeting.

                  (c) Proxy. Any Clydesdale Partner may authorize any Person or Persons to act for it by proxy on all matters in which such Clydesdale Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Clydesdale Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy given by a Clydesdale Partner shall be revocable at the pleasure of the Clydesdale Partner executing it unless otherwise expressly stated in such proxy.

                  (d) Consents. The approval or consent of any Clydesdale Partner required under this Agreement may, except as expressly provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of such Clydesdale Partner. If the Clydesdale General Partner receives the necessary approval or consent of the Clydesdale Partners to such action, the Clydesdale General Partner shall be authorized and empowered to implement such action without further authorization by the Clydesdale Partners.

                  (e) Conduct of Meeting. Each meeting of the Clydesdale Partners shall be conducted by the Clydesdale General Partner or such other Person as the Clydesdale General Partner may appoint pursuant to such rules for the conduct of the meeting as the Clydesdale General Partner or such other Person deems appropriate. Any meeting duly called at which the Clydesdale General Partner does not appear shall be conducted by the Clydesdale Class B Limited Partner.

                  (f) Consent in Lieu of Meeting. In the event the consent of any Clydesdale Partner is required for any action to be taken by Clydesdale, such consent may be given at a meeting, which may be conducted by conference telephone call, or provided in writing, executed by the Clydesdale Partner necessary to authorize such action at a meeting at which the Clydesdale Partners entitled to vote were present and voted.

                  (g) No Meeting Required for Certain Actions. Any action, consent or approval that by the terms of this Agreement may be taken by any class of Clydesdale Partner acting as a class or alone may be taken without the necessity of calling or holding a meeting of Clydesdale Partners.

                  3.6. Partition. To the fullest extent permitted under Applicable Law, each Clydesdale Partner waives any and all rights that it may have to maintain an action for partition of Clydesdale's property.

                  3.7. Covenant Not to Dissolve. Except as otherwise permitted by this Agreement, to the fullest extent permitted under Applicable Law, each Clydesdale Partner hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) exercise any power under the Act to dissolve Clydesdale, or (c) petition for judicial dissolution of Clydesdale.

                  3.8. Termination of Status as Clydesdale Partner. (a) Certain Events. A Person shall cease to be a Clydesdale Partner only upon the first to occur of:

                  (i) The Transfer of all of its Clydesdale Partnership Interest (other than by way of the imposition of a Permitted Lien); provided that the transferee of such Clydesdale Partnership Interest is admitted as a substituted Clydesdale Partner in accordance with this Agreement.

                  (ii) With respect to the Clydesdale General Partner, the happening of any of the events specified in Section 17-402 of the Act (which shall not relieve such Person from any liability under this Agreement, including liabilities for an unpermitted resignation).

                  (iii) The involuntary Transfer by operation of Applicable Law (other than by way of imposition of a Permitted Lien) of its Clydesdale Partnership Interest (which shall not relieve such Person from any liability under this Agreement, including liabilities for an unpermitted resignation).

                  (iv) The vote of the Clydesdale Partners required to approve a request by such Clydesdale Partner to withdraw pursuant to Section 3.8(b).

                  (v) In the case of the Clydesdale Class B Limited Partner, the withdrawal of the Clydesdale Class B Limited Partner pursuant to the occurrence of the events specified in Section 7.4.

                  The happening of the foregoing events shall not cause a dissolution of Clydesdale except as provided in Section 12. Except to the extent specifically set forth herein, upon the termination of a Person's status as a Clydesdale Partner, such Person shall not be entitled to any Distributions from Clydesdale, including a Distribution based on the fair value of such Person's Clydesdale Partnership Interest.

                  (b) Withdrawal. No Clydesdale Partner may withdraw from Clydesdale, except (i) with the prior written consent of the Clydesdale Partners or (ii) as a consequence of a Permitted Transfer pursuant to which the Transferee is admitted as a Clydesdale Partner.

                  (c) Collection of Continuing Obligations. Any debts, obligations, or liabilities in damages to Clydesdale of any Person who ceases to be a Clydesdale Partner shall be collectible by any legal means and Clydesdale is authorized, in addition to any other remedies at law or in equity, to apply any amounts otherwise distributable or payable by Clydesdale to such Person to satisfy such debts, obligations or liabilities.

                  (d) Transferee. Except as otherwise provided in this Agreement, in the event a Person ceases to be a Clydesdale Partner without having Transferred all of its Clydesdale Partnership Interest in accordance with this Agreement (including upon removal or resignation), such Person shall be treated as an unadmitted transferee pursuant to Section 10.5.

                  (e) Removal. The Clydesdale General Partner may be removed by the Clydesdale Class B Limited Partner only if the Clydesdale General Partner has (i) attempted to make a Transfer of its Clydesdale Partnership Interest that is not a Permitted Transfer, (ii) committed a material breach of this Agreement which has not been cured within thirty days after notice of such breach is given to the Clydesdale General Partner by the Clydesdale Class B Limited Partner or
(iii) the Clydesdale General Partner has been grossly negligent or has engaged in willful misconduct in managing or otherwise conducting the business and affairs of Clydesdale.

                  (f) Continuing Obligations. If the Clydesdale General Partner ceases to be a Clydesdale Partner for any reason under this Agreement, it shall remain liable as a Clydesdale General Partner for all debts and obligations of Clydesdale existing at the time such Person ceases to be the Clydesdale General Partner, regardless of whether, at such time, such debts or liabilities were known or unknown, actual or contingent; provided, however, that this Section 3.8(f) shall not be construed as waiving any requirement that a judgment creditor of the Clydesdale General Partner first comply with the provisions of
Section 17-403(d) of the Act before attempting to levy the assets of the Clydesdale General Partner. A Person shall not be liable as the Clydesdale General Partner for the debts and obligations of Clydesdale arising after such Person ceases to be the Clydesdale General Partner.

                  (g) Status as Clydesdale Limited Partner. If at the time a Person ceases to be a Clydesdale General Partner, such Person is also a Clydesdale Class A Limited Partner or a Clydesdale Class B Limited Partner with respect to a Clydesdale Class A Limited Partnership Interest or a Clydesdale Class B Limited Partnership Interest, respectively, such cessation shall not affect such Person's rights and obligations with respect to such Clydesdale Class A Limited Partnership Interest or Clydesdale Class B Limited Partnership Interest, as the case may be.

                                    SECTION 4

                                   MANAGEMENT

                  4.1. Management of Clydesdale. (a) Clydesdale General Partner. The management of Clydesdale shall be vested in the Clydesdale General Partner as general partner and, except as otherwise provided in this Agreement, the Clydesdale General Partner shall have full power and authority to manage the business and affairs of Clydesdale to the extent provided in the Act and no other Clydesdale Partner shall have any such management power and authority. The Clydesdale General Partner shall have all of the rights and powers which may be possessed by general partners under the Act.

                  (b) Authority of Clydesdale General Partner. The Clydesdale General Partner shall have the authority on behalf and in the name of Clydesdale to perform all acts necessary and desirable to the objects and purposes of Clydesdale, subject only to the restrictions expressly set forth in this Agreement (including Section 2.19, Section 4.3 and Section 4.8) and subject to the rights of the Clydesdale Liquidator to liquidate Clydesdale and take all actions incidental thereto during the Liquidation Period. Subject to such restrictions, the authority of the Clydesdale General Partner shall include the authority to:

                  (i) engage in transactions and dealings on behalf of Clydesdale, including transactions and dealings with any Clydesdale Partner or any Affiliate of any Clydesdale Partner;

                  (ii) call meetings of Clydesdale Partners or any class thereof;

                  (iii) vote any securities held by Clydesdale;

                  (iv) make Investments in Permitted Assets;

                  (v) determine and make Distributions, in cash or otherwise, on Clydesdale Partnership Interests in accordance with the provisions of this Agreement and the Act;

                  (vi) appoint (and dismiss from appointment) officers, attorneys and agents on behalf of Clydesdale, and engage (and dismiss from engagement) any and all Persons providing legal, accounting or financial services to Clydesdale, or such other Persons as the Clydesdale General Partner deems necessary or desirable for the management and operation of Clydesdale;

                  (vii) incur and pay all expenses and obligations incidental to the operation and management of Clydesdale;

                  (viii) open accounts (including, without limitation, the Clydesdale Operating Account) with the Clydesdale Custodian and delegate to the Clydesdale Custodian the duties of the Clydesdale Custodian set forth in the Clydesdale Custody Agreement;

                  (ix) subject to Section 12, effect a dissolution of Clydesdale after the occurrence of a Liquidating Event;

                  (x) bring and defend (or settle) on behalf of Clydesdale actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or any arbitrator or otherwise;

                  (xi) prepare or cause to be prepared reports, statements and other relevant information for distribution to the Clydesdale Partners as may be required by this Agreement or the Act and any additional information determined to be appropriate by the Clydesdale General Partner from time to time;

                  (xii) execute and deliver on behalf of Clydesdale, perform Clydesdale's obligations under and exercise Clydesdale's rights under, any Operative Documents to which Clydesdale is a party, including any certificates and other documents and instruments related thereto;

                  (xiii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the Clydesdale Property pursuant to Section 8.2; and

                  (xiv) execute all other documents or instruments, perform all duties, exercise all powers, and do all things for and on behalf of Clydesdale necessary or desirable for or incidental to the foregoing.

                  4.2. Reliance by Third Parties. Persons dealing with Clydesdale are entitled to rely conclusively upon the power and authority of the Clydesdale General Partner set forth in this Agreement.

                  4.3. Restrictions on Authority. The Clydesdale General Partner shall not be authorized to take any of the actions set forth in this Section 4.3 without the prior written approval of the Clydesdale Class B Limited Partner. The Clydesdale General Partner covenants and agrees that it shall not, without such approval:

                  (a) Contravention. Do any act in contravention of this Agreement or any other Operative Document binding on Clydesdale;

                  (b) Impossibility. Do any act that would make it impossible to carry on the ordinary business of Clydesdale, except as otherwise expressly provided in this Agreement;

                  (c) Litigation, Etc. Confess a judgment against Clydesdale or settle on behalf of Clydesdale actions and proceedings at law or in equity before any court, any governmental, administrative or other regulatory agency, body or commission or any arbitrator or otherwise
         (i) to which El Paso, Appaloosa, any Sponsor Subsidiary, any Noric Group Member, Lusitano, Lipizzan, or any of their respective Affiliates is a party in opposition to Clydesdale or (ii) as a result of which it is reasonably likely, after giving effect to any contribution pursuant to Section 5.3 hereof, that the rights, assets or interests of Clydesdale or the Clydesdale Partners as such would be adversely affected;

                  (d) Possession of Clydesdale Property. Possess Clydesdale Property or assign rights in Clydesdale Property, for other than a Clydesdale purpose;

                  (e) Liability. Perform any act that would cause, or knowingly fail to perform any act the failure to perform which would cause, any Clydesdale Limited Partner to be obligated personally for any debt, obligation or liability of Clydesdale in any jurisdiction solely by reason of such Clydesdale Limited Partner being a Clydesdale Limited Partner (other than pursuant to Section 5.3 hereof);

                  (f) Bankruptcy, Insolvency. Cause or permit Clydesdale voluntarily to take any action of the type referred to in the definition of "VOLUNTARY BANKRUPTCY";

                  (g) Indebtedness. Cause or permit Clydesdale to incur, assume or obligate itself for any Indebtedness, except that Clydesdale may enter into and incur obligations under the Operative Documents and Indebtedness of the type described in clause (i) of the definition thereof constituting Clydesdale Expenses incurred in the ordinary course of business;

                  (h) Custody Agreements. Direct the Clydesdale Custodian to (i) release any property from its custody under the Clydesdale Custody Agreement other than pursuant to the terms of the Clydesdale Custody Agreement or this Agreement, (ii) appoint a substitute Clydesdale Custodian or (iii) close any account established pursuant to the Clydesdale Custody Agreement except to the extent such account is replaced with a new account thereunder;

                  (i) Liens. Cause or permit Clydesdale to incur or suffer to exist any Liens on any of its assets, except for Permitted Liens;

                  (j) Acquisitions, Investments, Etc. Cause or permit Clydesdale to acquire by purchase or contribution or otherwise to hold or maintain or become obligated to hold or maintain:

                           (i) any assets other than Permitted Assets; and

                           (ii) any Cash Equivalent that is in default; provided
                  that Clydesdale may maintain any defaulted Cash Equivalent for a reasonable period after the occurrence of such default to Dispose of such Cash Equivalent in an orderly fashion or to diligently pursue collection or enforcement thereof;

                  (k) Merger. Cause or permit Clydesdale to merge or consolidate with or into any other Person;

                  (l) Tax and Accounting Matters. Except as otherwise provided in this Agreement, take any initial tax or accounting position, practice or policy that is inconsistent with the purposes of the Operative Documents or, except as may be required by Applicable Law, cause or permit changes in any material tax position or policy of Clydesdale, or cause or permit changes in or adoption of any accounting position, practice or policy (including a change in its fiscal year) of Clydesdale not in accordance with GAAP;

                  (m) Distributions. Cause or permit Distributions to the Clydesdale Partners of cash or other Clydesdale Property except as expressly provided in this Agreement;

                  (n) Dissolution. Cause or permit Clydesdale voluntarily to take any action which would cause a dissolution of Clydesdale except to the extent that the Clydesdale General Partner may in its capacity as the Clydesdale General Partner and in accordance with this Agreement vote to dissolve, wind up and liquidate Clydesdale;

                  (o) Reimbursement. Cause or permit Clydesdale to reimburse any Clydesdale Partner for any liability, loss, cost or Expense other than as expressly provided for in or contemplated by this Agreement or any other Operative Document;

                  (p) Admission of Partners. Cause or permit the admission of any Clydesdale Partner other than pursuant to Sections 7.4, 7.9 or 10;

                  (q) Operative Documents. Cause or consent to (i) any termination or cancellation of, or any assignment, delegation or other transfer of, or (ii) any amendment, modification, supplement or waiver of, Clydesdale's or any other Person's rights or obligations under this Agreement or any other Operative Document to which Clydesdale is a party (other than assignments, delegations and transfers to the Clydesdale Custodian pursuant to the Clydesdale Custody Agreement, to the Sponsor Subsidiary Collateral Agent pursuant to the Sponsor Subsidiary Credit Documents and the Sponsor Subsidiary Collateral Agent Agreement, to the Noric Custodian pursuant to the Noric Custody Agreement, and any such consent provided in or required pursuant to an Operative Document);

                  (r) Affiliate Transactions. Cause or permit Clydesdale to enter into any contracts (including any indemnification agreements) or transactions with any Clydesdale Partner or any Affiliate of any Clydesdale Partner other than as expressly provided for in or contemplated by this Agreement (including Section 4.7 or 7.9(c) hereof) or in or by any other Operative Document;

                  (s) Disposition of the Clydesdale Property. Cause or permit Clydesdale to Dispose of all or any portion of the Clydesdale Property, except for (i) Dispositions of the Clydesdale Property in connection with the liquidation, dissolution and winding up of Clydesdale pursuant to Section 12, (ii) Dispositions of amounts on deposit in the Clydesdale Operating Account for value in connection with Clydesdale's investment and reinvestment in Cash Equivalents, (iii) payments and Distributions pursuant to Section 7, and (iv) payments of obligations and expenses permitted to be incurred under or required to be paid pursuant to this Agreement or the Clydesdale Custody Agreement;

                  (t) Actions Under the Operative Documents. Subject to Section 4.9, cause or permit Clydesdale to (i) agree, elect or consent to or approve the taking by any Sponsor Subsidiary of any action requiring the prior approval, election or consent of Clydesdale under the Operative Documents (including any action constituting a Clydesdale Required

         Action, except to the extent taken as provided in Section 4.9) or decline or fail to enforce the obligations of any Sponsor Subsidiary under the Operative Documents or exercise any discretionary right, power, remedy, privilege or authority granted to or reserved for Clydesdale in its capacity as the lender and secured party under the Sponsor Subsidiary Credit Documents, (ii) cause or consent to (A) any termination or cancellation of, (B) any assignment, delegation or other transfer of Clydesdale's or any Sponsor Subsidiary's rights or obligations under, or (C) any amendment, modification, supplement or waiver of Clydesdale's or any Sponsor Subsidiary's rights or obligations under, the Operative Documents (other than as a result of payment in full of obligations thereunder), or (iii) agree to (A) the Calculation Agent delivering an E&P Borrowing Base Determination or E&P Borrowing Base Redetermination pursuant to Section 2.09 of the Sponsor Subsidiary Credit Agreement (including, in the case of an adjustment of the Scheduled Quantities, the determination of new Scheduled Quantities made in connection with an E&P Borrowing Base Determination or an E&P Borrowing Base Redetermination) or (B) a Revised Energy Investment Loan Value Amount pursuant to Section 2.11 of the Sponsor Subsidiary Credit Agreement, (iv) to the extent not covered by sub clauses (i) to (iii) above, give any consent or approval or agree to the taking of any action (including the taking of any Clydesdale Required Action, except to the extent taken as provided in Section 4.9) or exercise any discretion, right, power, remedy, privilege or authority under the Operative Documents, (v) agree to any document being in form and substance satisfactory to Clydesdale, or (vi) give any consent described under Section 5.02(f)(vii) of the Sponsor Subsidiary Credit Agreement; or

                  (u) Noric Class B Member Interest. Exercise any discretion, authority, power or consent or approval right (including the right to approve a Noric Liquidator) of the Noric Class B Member in respect of Clydesdale's Noric Class B Membership Interest.

                  (v) Sponsor Subsidiary Rights. (i) Exercise any discretion, authority, power or consent or approval right under any Sponsor Subsidiary Credit Document or any Sponsor Subsidiary Company Agreement, or (ii) Dispose of any right, power or authority granted to Clydesdale under any Sponsor Subsidiary Credit Document or any Sponsor Subsidiary Company Agreement.

                  4.4. Maintenance of Title to Clydesdale Property. The Clydesdale General Partner agrees that it shall cause Clydesdale to maintain legal and beneficial title to each of Clydesdale's assets (including Clydesdale's Noric Class B Membership Interest), except to the extent contemplated by Sections 4.3(i), (m) and (s) or the Clydesdale Custody Agreement.

                  4.5. Compliance with Agreement. The Clydesdale General Partner shall cause Clydesdale to comply with all of the obligations of Clydesdale set forth in this Agreement (including, without limitation, Section 2.19) and the other Operative Documents to which it is a party.

                  4.6. No Employees. The Clydesdale General Partner shall not permit Clydesdale to have any employees.

                  4.7. Affiliate Transactions. Except as otherwise provided in this Agreement, the Clydesdale General Partner, when acting on behalf of Clydesdale, is hereby authorized to deal with any Clydesdale Partner, acting on its own behalf, or any Affiliate of any Clydesdale Partner; provided that any such transaction, other than any transaction otherwise permitted or contemplated by the Operative Documents, shall be made on terms and conditions that, taken as a whole, are no less favorable to Clydesdale than if the transaction had been made with an independent third party and (excluding any Disposition of any of the Clydesdale Property to such Clydesdale Partner or such Affiliate of such Clydesdale Partner) shall be in the ordinary course of Clydesdale's business. The Clydesdale Partners agree that the Operative Documents (and the transactions contemplated thereby) satisfy this third-party standard and the Clydesdale Partners hereby authorize the Clydesdale General Partner to cause Clydesdale to enter into the Operative Documents to which Clydesdale is a party (and to consummate the transactions contemplated thereby).

                  4.8. Limitations on Partner Activities. (a) The Clydesdale General Partner shall not engage in any business or other activity other than as specified in its Organizational Documents as in effect on the date hereof, except with the written consent of the Clydesdale Class B Limited Partner.

                  (b) The Clydesdale Class A Limited Partners shall not engage in any business or other activity other than as specified, in the case of Noric Holdings, in Section 2.6 of the Noric Holdings Company Agreement as in effect on the date hereof and, in the case of Noric Holdings I, in Section 2.6 of the Noric Holdings I Company Agreement as in effect as the date hereof, in each case except with the written consent of the Clydesdale Class B Limited Partner.

                  (c) The Clydesdale Class B Limited Partner shall not engage in any business or other activity other than as specified in Section 2.6 of the Mustang Company Agreement as in effect on the date hereof, except with the written consent of the Clydesdale General Partner.

                  4.9. Required Actions. The Clydesdale General Partner shall take or cause to be taken each of the Clydesdale Required Actions (as such Clydesdale Required Actions may be requested, and as any determinations or calculations to be made in connection therewith may be made, by the Clydesdale Class B Limited Partner in accordance with the Operative Documents), promptly (and, in any event on the next succeeding Business Day) upon receipt of a written request therefor from the Clydesdale Class B Limited Partner, which notice shall provide in reasonable detail the Clydesdale Required Action to be taken. In the event that the Clydesdale General Partner shall fail to take any Clydesdale Required Action requested by the Clydesdale Class B Limited Partner prior to the close of business on the next succeeding Business Day after receipt of such request, the Clydesdale Class B Limited Partner may, on behalf of Clydesdale, direct the Clydesdale Custodian, the Noric Custodian, or the Sponsor Subsidiary Collateral Agent, as the case may be, to take such Clydesdale Required Action, and in connection therewith the Clydesdale Custodian, the Noric Custodian, or the Sponsor Subsidiary Collateral Agent, as the case may be, shall have all requisite power and authority to bind Clydesdale for the purpose of, and to the extent of the exercise of, such Clydesdale Required Actions.

                  4.10. Compliance with Applicable Laws. The Clydesdale General Partner shall cause Clydesdale to comply with all Applicable Laws except for such non-compliance (a) as is attributable solely to any action taken by the Clydesdale Class B Limited Partner, or, in the case of any action required to be taken by the Clydesdale Class B Limited Partner, omitted to be taken by the Clydesdale Class B Limited Partner or (b) that would not have a Material Adverse Effect.

                  4.11. Clydesdale Custodian. The Clydesdale General Partner has entered, on behalf of Clydesdale, into the Clydesdale Custody Agreement and the Sponsor Subsidiary Collateral Agent Agreement and all other documents that were reasonably required to be executed by Clydesdale in connection therewith and took such other actions that were reasonably necessary to consummate the transactions contemplated thereby and appointed the Clydesdale Custodian and the Sponsor Subsidiary Collateral Agent. The Clydesdale Partners acknowledge that the Clydesdale General Partner has delegated certain responsibilities to Wilmington Trust Company, as Clydesdale Custodian and as Sponsor Subsidiary Collateral Agent, pursuant to this Agreement, the Clydesdale Custody Agreement, the Sponsor Subsidiary Collateral Agent Agreement, and the other Operative Documents, and agree that (x) such delegation is reasonable and appropriate under the circumstances and (y) the Clydesdale General Partner shall have no responsibility or liability for errors and omissions of Wilmington Trust Company, as Clydesdale Custodian or as Sponsor Subsidiary Collateral Agent, as the case may be, in performing such responsibilities. The Clydesdale General Partner has instructed the Clydesdale Custodian to make all payments to be made on behalf of Clydesdale, including all payments in respect of any First Priority Return, Second Priority Return, Third Priority Return, Additional Clydesdale Class B Limited Partner Costs, Transaction Costs, Disposition Costs, and other Clydesdale Expenses in accordance with the Clydesdale Custody Agreement.

                  4.12. Additional Clydesdale Class B Limited Partner Costs and Transaction Costs. (a) The Clydesdale Class B Limited Partner may deliver to the Clydesdale General Partner (on behalf of Clydesdale) written notice with supporting documents therefor certifying in reasonable detail the nature of, and if applicable, the method of computation of, any Additional Clydesdale Class B Limited Partner Costs or Transaction Costs, calculated on an After-Tax Basis with respect to the Clydesdale Class B Limited Partner. The Clydesdale Class B Limited Partner shall specify whether such Additional Clydesdale Class B Limited Partner Costs or Transaction Costs (as the case may be) will be recurring, and, if known, the duration of such recurrence. Recurring amounts claimed shall be paid on each specified recurrence without further notice by the Clydesdale Class B Limited Partner. Such notice shall specify whether the Clydesdale Class B Limited Partner requests the amount claimed to be paid on the immediately following Payment Date (for which no less than 2 Business Days prior notice shall be required) after the initial occurrence or after each specified recurrence or, with respect to claims for amounts other than recurring amounts, on a day other than a Payment Date (for which no less than 6 Business Days prior notice shall be required); provided, however, that any Additional Clydesdale Class B Limited Partner Costs or Transaction Costs arising by reason of the late payment of the Advance under the Sponsor Subsidiary Credit Agreement shall each be payable upon demand. The Clydesdale Class B Limited Partner shall notify the Clydesdale General Partner if any such recurring cost ceases to be recurring (or if the amount thereof decreases) promptly after becoming aware thereof and agrees to refund any excess payment received in respect of such ceased or reduced recurring costs.

                  (b) Upon receipt by Clydesdale of amounts claimed pursuant to
Section 4.12(a), the Clydesdale General Partner shall instruct the Clydesdale Custodian to pay, on behalf of Clydesdale, to the Clydesdale Class B Limited Partner or its designees all such amounts so received.

                  4.13. Payment of Clydesdale Expenses. The Clydesdale General Partner shall promptly cause Clydesdale to pay all Clydesdale Expenses when due; provided, however, that the Clydesdale General Partner shall not be required to cause Clydesdale to pay and Clydesdale shall not be required to pay any such Clydesdale Expenses that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to Clydesdale's property and becomes enforceable against its other creditors.

                  4.14. Notification of Changes to the Applicable Margin. The Clydesdale General Partner, on behalf of Clydesdale, shall, at or prior to the same time as Clydesdale is required to notify Noric Holdings of the Funding Rate applicable to an Interest Period (or portion thereof) under Section 2.03(b) of the Sponsor Subsidiary Credit Agreement, notify Noric Holdings of any adjustment to the Applicable Margin for such Interest Period (or portion thereof). Any such adjustment to the Applicable Margin shall be made only to the extent necessary to ensure that the interest payable by the Sponsor Subsidiaries under the Sponsor Subsidiary Credit Agreement for such Interest Period (or portion thereof) is sufficient to pay the First Priority Return payable on the Payment Date next succeeding the last day of such Interest Period (or portion thereof).

                                    SECTION 5

                               PARTNERSHIP CAPITAL

                  5.1. Capital Accounts. A Capital Account shall continue to be maintained for each Clydesdale Partner in the books of Clydesdale. Upon the making of the Capital Contributions pursuant to Section 5.2 on the Closing Date, the Capital Account of the Clydesdale General Partner on the Closing Date was $5,000,000, the Capital Account of the Clydesdale Class A Limited Partners on the Closing Date was, in the case of Noric Holdings, $25,000,000, and, in the case of Noric Holdings I, $25,000,000, and the Capital Account of the Clydesdale Class B Limited Partner on the Closing Date was $250,000,000, in each case reflecting the initial Capital Contribution of each such Clydesdale Partner to Clydesdale. The Capital Account of each Clydesdale Partner shall be maintained in accordance with the following provisions:

                  (a) To each Clydesdale Partner's Capital Account there shall be credited such Clydesdale Partner's Capital Contributions made pursuant to Section 5.2, 5.3 or 5.4 as the case may be, such Clydesdale Partner's Distributive share of Profits, any items in the nature of income or gain that are specially allocated to such Clydesdale Partner pursuant to this Agreement, and the amount of any Clydesdale liabilities paid, discharged or assumed (pursuant to an enforceable instrument of assumption and release) by such Clydesdale Partner or any Affiliate of such Clydesdale Partner or that are secured at the time of Distribution by Clydesdale Property Distributed to such Clydesdale Partner.

                  (b) To each Clydesdale Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Clydesdale Property Distributed to such

         Clydesdale Partner pursuant to Section 7 (other than Guaranteed Payments) or Section 12, such Clydesdale Partner's Distributive share of Losses, any items in the nature of expenses or losses that are specially allocated to such Clydesdale Partner pursuant to Section 6 and the amount of the liabilities of such Clydesdale Partner assumed by Clydesdale or that are secured by any property contributed by such Clydesdale Partner to Clydesdale.

                  (c) In the event all or any portion of any Clydesdale Partnership Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Clydesdale Partnership Interest.

                  (d) In determining the amount of any liability for the purposes of clauses (a) and (b), there shall be taken into account Code
         Section 752(c) and any other applicable provisions of the Code and Regulations.

                  (e) Any Guaranteed Payment made by Clydesdale shall be treated as a guaranteed payment pursuant to Code Section 707(c) and, as such, shall be considered an expense of Clydesdale for income tax and Capital Account purposes and shall not be considered a Distribution for the purposes of this Agreement or the Act, including in maintaining the Capital Account of such Clydesdale Partner.

The Clydesdale General Partner shall maintain the Clydesdale Partners' Capital Accounts in accordance with this Agreement. However, in the event any Clydesdale Partner disputes in an appropriate judicial proceeding the determination of its Capital Account, an independent de novo determination of the Clydesdale Partners' Capital Accounts shall be made.

                  5.2. Closing Date and Other Contributions by the Clydesdale Partners. On the Closing Date:

                  (a) the Clydesdale General Partner made a Capital Contribution to Clydesdale of $5,000,000 in cash; and

                  (b) Noric Holdings made a Capital Contribution to Clydesdale of $25,000,000 in cash; and

                  (c) Noric Holdings I made a Capital Contribution to Clydesdale of $25,000,000 in cash; and

                  (d) the Clydesdale Class B Limited Partner made a Capital Contribution to Clydesdale of $250,000,000 in cash.

                  5.3. Mandatory Capital Contributions. (a) Deficiency Contributions. In the event Clydesdale is required to make any payment (without duplication) (i) in respect of Clydesdale Expenses (including Clydesdale Expenses that comprise Additional Clydesdale Class B Limited Partner Costs, Transaction Costs, and/or Disposition Costs) (subject to the proviso to Section
4.13 hereof), (ii) pursuant to Section 13 or (iii) by way of a capital contribution in respect of Clydesdale's Noric Class B Membership Interest, the Clydesdale General Partner and each Clydesdale Class A Limited Partner shall each make additional Capital Contributions to Clydesdale in the aggregate in an amount equal to such required payment. The obligation to make such additional Capital Contributions shall be a joint and several obligation of each Clydesdale Class A Limited Partner and the Clydesdale General Partner. Such Capital Contributions shall be made in immediately available funds to the Clydesdale Operating Account so that Clydesdale may make such payment when such payment is due. The Clydesdale General Partner shall instruct the Clydesdale Custodian to make such payment when such payment is due.

                  (b) Exclusivity. Except as provided in Section 5.2 and Section
5.4 and as provided by Section 17-607 of the Act, the Clydesdale Class B Limited Partner shall have no obligation of any kind to make Capital Contributions to or assume or pay liabilities of Clydesdale. The Clydesdale General Partner and each Clydesdale Class A Limited Partner may make Capital Contributions of cash to Clydesdale at any time.

                  5.4. Additional Capital Contributions. (a) The Clydesdale General Partner, on behalf of Clydesdale, may, from time to time, deliver a notice to the Clydesdale Class B Limited Partner requesting the Clydesdale Class B Limited Partner to make additional Capital Contributions to Clydesdale.

                  (b) Such notice shall:

                  (i) state the proposed Capital Contribution Date for the making of the additional Capital Contribution, which shall be a date at least 45 days after the date of such notice (unless waived by the Clydesdale Class B Limited Partner in writing);

                  (ii) state the requested amount of such Capital Contribution, which shall not be less than $25,000,000 and, if higher, shall be an integral multiple of $5,000,000; and

                  (iii) confirm that:

                           (A) the representations and warranties of any El Paso
                  Party made in any Operative Document are and will be correct in all material respects on and as of the date of such notice and the requested Capital Contribution Date, before and after giving effect to such additional Capital Contribution and to the application of the proceeds therefrom, as though made on and as of each such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and

                           (B) no Liquidating event, Termination Event, Notice
                  Event, Event of Default or Incipient Event shall have occurred and be continuing before or after giving effect to such additional Capital Contribution.

                  (c) The Clydesdale Class B Limited Partner may in its sole discretion agree or not agree to make such additional Capital Contributions.

                  5.5. Clydesdale Custodian Notification. If any Clydesdale Partner makes a Capital Contribution to Clydesdale (except pursuant to Section 5.2), the Clydesdale General Partner shall notify the Clydesdale Custodian of the provision, if any, of this Agreement pursuant to which such Capital Contribution is made or the reason such Capital Contribution is made.

                  5.6. No Withdrawal of Capital. Except as otherwise provided in this Agreement, no Clydesdale Partner shall demand or receive a return of its Capital Contributions. Under circumstances requiring a return of any Capital Contributions, no Clydesdale Partner shall have the right to receive property other than cash except as may be specifically provided in this Agreement.

                  5.7. No Return on Capital. No Clydesdale Partner shall receive any yield or return with respect to its Capital Contributions on its Capital Account, except as otherwise provided in this Agreement.

                  5.8. Cash Capital Contributions. No Clydesdale Partner shall make any Capital Contribution hereunder otherwise than in cash.

                                    SECTION 6

                                   ALLOCATIONS

                  6.1. Allocations Generally. For the purposes of maintaining the Capital Accounts, Profits or Losses, or items thereof (and for U.S. federal, state and local income tax purposes the corresponding items of income, gain, loss, deduction and credit) for each Fiscal Year shall be allocated as provided in this Section 6.

                  6.2. Profits. After giving effect to the special allocations set forth in Section 6.4; all Profits for any Fiscal Year shall be allocated in the following amounts and order of priority:

                  (a) First, 100% to the Clydesdale General Partner until the cumulative amount of Profits allocated pursuant to this Section 6.2(a) for the current and all prior Fiscal Years equals the cumulative amount of Losses allocated to the Clydesdale General Partner pursuant to Section 6.3(e) for all prior Fiscal Years;

                  (b) Second, 100% to the Clydesdale Class B Limited Partner until the cumulative amount of Profits allocated pursuant to this Section 6.2(b) for the current and all prior Fiscal Years equals the cumulative amount of Losses allocated to the Clydesdale Class B Limited Partner pursuant to Section 6.3(d) for all prior Fiscal Years;

                  (c) Third, 95% to the Clydesdale Class A Limited Partners and to the Clydesdale General Partner (among them pro-rata based on their respective allocations of Losses for prior Fiscal Years pursuant to Section 6.3(c)) and 5% to the Clydesdale Class B Limited Partner until the cumulative amount of Profits allocated pursuant to this Section 6.2(c) for the current and all prior Fiscal Years equals the cumulative amount of Losses allocated to the Clydesdale Class A Limited Partners, the Clydesdale General Partner and the Clydesdale Class B Limited Partner, respectively, pursuant to Section 6.3(c) for all prior Fiscal Years;

                  (d) Fourth, 100% to the Clydesdale Class A Limited Partners and to the Clydesdale General Partner (among them pro-rata based on their respective allocations of Losses for prior Fiscal Years pursuant to Section 6.3(c)) until the cumulative amount of Profits allocated pursuant to this
Section 6.2(d) for the current and all prior Fiscal Years equals the cumulative amount of Losses allocated to the Clydesdale Class A Limited Partners and the Clydesdale General Partner pursuant to Section 6.3(c) for all prior Fiscal Years;

                  (e) Fifth, 100% to the Clydesdale Class A Limited Partners (among them pro-rata based on their respective amounts of Unrecovered Capital) to the extent of the excess, if any, of: (i) the aggregate accrued Second Priority Return for the current and all prior Fiscal Years, over (ii) the cumulative amount of Profits allocated pursuant to this Section 6.2 (e) for all prior Fiscal Years;

                  (f) Sixth, 100% to the Clydesdale General Partner to the extent of the excess, if any, of: (i) the aggregate accrued Third Priority Return for the current and all prior Fiscal Years, over (ii) the cumulative amount of Profits allocated pursuant to this Section 6.2(f) for all prior Fiscal Years; and

                  (g) Seventh, all remaining Profits, 98% to the Clydesdale Class A Limited Partners (among them pro-rata based on their respective amounts of Unrecovered Capital), 1% to the Clydesdale Class B Limited Partner and 1% to the Clydesdale General Partner.

                  6.3. Losses. After giving effect to the Special allocations set forth in Section 6.4, all Losses for any Fiscal Year shall be allocated in the following amounts and order of priority.

                  (a) First, 98% to the Clydesdale Class A Limited Partners (among them pro-rata based on their respective amounts of Unrecovered Capital), 1% to the Clydesdale Class B Limited Partner and 1% to the Clydesdale General Partner, until the cumulative amount of Losses allocated pursuant to this
Section 6.3(a) for the current and all prior Fiscal Years equals the cumulative amount of Profits allocated to the Clydesdale Class A Limited Partners, the Clydesdale Class B Limited Partner and the Clydesdale General Partner, respectively, pursuant to Section 6.2(g) for all prior Fiscal Years;

                  (b) Second, 100% to the Clydesdale Class A Limited Partners and the Clydesdale General Partner (among them pro-rata based on their respective amounts of Unrecovered Capital) until the excess, if any, of : (i) the aggregate amount of Losses allocated pursuant to this Section 6.3(b) for the current and all prior Fiscal Years, over (ii) the aggregate amount of Profits allocated to the Clydesdale Class A Limited Partners and the Clydesdale General Partner pursuant to Section 6.2(d) for all prior Fiscal Years equals the sum of $30 million plus the aggregate amount, if any, by which Clydesdale's adjusted basis (for Federal income tax purposes) in the Noric Class B Membership Interest has increased above $25 million;

                  (c) Third, 95% to the Clydesdale Class A Limited Partners and the Clydesdale General Partner (among them pro-rata based on their respective amounts of Unrecovered Capital) and 5% to the Clydesdale Class B Limited Partner until the Capital Account balances of each Clydesdale Class A Limited Partner and the Clydesdale General Partner are reduced to (but not below) zero;

                  (d) Fourth, 100% to the Clydesdale Class B Limited Partner until the Capital Account balance of the Clydesdale Class B Limited Partner is reduced to (but not below) zero; and

                  (e) Fifth, all remaining Losses to the Clydesdale General Partner.

                  (f) Sixth, Losses allocated pursuant to Section 6.3(a) though
(e) above to the Clydesdale Class B Limited Partner shall not exceed the maximum amount of Losses that can be so allocated without causing such Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. Any Losses in excess of the limitation set forth in this Section 6.3(f) shall be specially allocated to the other Partners. Notwithstanding Section 6.2, Profits shall be allocated first, to the extent of and in the reverse order of any prior Losses specially allocated to a Partner pursuant to this Section 6.3(f) and, thereafter, in accordance with Section 6.2, above.

                  6.4. Special Allocations. (a) First Priority Return. Gross Income shall be allocated in each Fiscal Year to the Clydesdale Class B Limited Partner in an amount equal to the excess, if any, of: (i) the aggregate amount of the First Priority Return accrued in respect of the current and all prior Fiscal Years, over (ii) the aggregate amount of Gross Income allocated to the Clydesdale Class B Limited Partner pursuant to this Section 6.4(a) for all prior Fiscal Years.

                  (b) Clydesdale Expenses. All items of loss or deduction attributable to any Clydesdale Expenses or to any payments required to be made by Clydesdale pursuant to Section 13 hereof (including any items of loss or deduction attributable to any such Clydesdale Expenses or payments required to be made under Section 13 hereof that were previously capitalized), shall be allocated to the Clydesdale General Partner and to the Clydesdale Class A Limited Partners (among them pro-rata based on their respective Capital Contributions made pursuant to Sections 5.2 and 5.3 hereof).

                  (c) Adjusted Capital Account Deficit. In the event the Clydesdale Class B Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Clydesdale Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations, the Adjusted Capital Account Deficit of such Clydesdale Partner as quickly as possible, provided that an allocation pursuant to this Section 6.4(c) shall be made only if and to the extent that such Clydesdale Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6(c) were not in the Clydesdale Partnership Agreement.

                  6.5. Timing of Allocations. All allocations of Profits, Losses or Gross Income and any other items that may be specially allocated, in each case pursuant to this Section 6, shall be allocated to the Clydesdale Partners by the Clydesdale General Partner as of:

                  (a) the last day of each Fiscal Year (taking into account, where necessary to determine any Clydesdale Partner's Capital Account balance or Unrecovered Capital, the amount of any Distribution required to be paid in the January next following such Fiscal Year as though such Distribution was to be paid on the last day of such Fiscal Year).

                  (b) the date on which any Mark-to-Market Event occurs, provided, however, that if such date is not the last day of a Fiscal Year then for all purposes under this Section 6: (i) the Fiscal Year that includes such date shall be deemed to end on such date, and (ii) a new Fiscal Year shall be deemed to begin on the day immediately following such date and to end on the day that the existing Fiscal Year would have ended but for the operation of this
Section 6.5(b).

                  6.6. Other Allocation Rules. The Clydesdale Partners agree to be bound by this Section 6 in reporting their shares of Clydesdale income, gain, loss and deduction for Federal, state and local income tax purposes, except to the extent otherwise required by law. Notwithstanding any requirements of law, the Clydesdale Partners agree, for purposes of maintaining their Capital Accounts, to be bound by the allocations contained in this Section 6, notwithstanding any allocations for income tax purposes.

                                    SECTION 7

                     PAYMENTS, DISTRIBUTIONS AND RETIREMENTS

                  7.1. Payments and Distributions -- Clydesdale Class B Limited Partner. Clydesdale shall make the following Distributions and payments to the Clydesdale Class B Limited Partner at the following times:

                  (a) On the Payment Date next succeeding the last day of each Payment Period, a Distribution in an amount equal to the First Priority Return for such Payment Period.

                  (b) On the date of any Distribution to the Clydesdale Class B Limited Partner pursuant to Section 7.3 (including a Distribution pursuant to Section 7.3 as described in Section 7.9) or Section 12, if such date of payment is not a Payment Date, an amount equal to the sum of (i) all accrued and unpaid First Priority Returns to such date on the amount of the Clydesdale Class B Limited Partner's Unrecovered Capital so distributed and (ii) all accrued and unpaid Additional Clydesdale Class B Limited Partner Costs and Transaction Costs that are then payable pursuant to Section 4.12(a).

                  (c) On each Payment Date or other date specified in a notice referred to in Section 4.12(a), all accrued and unpaid Additional Clydesdale Class B Limited Partner Costs and Transaction Costs then payable pursuant to Section 4.12(a).

                  (d) At the times specified in Section 13, all indemnities owing under Section 13.

                  7.2. Distributions to Other Partners. Except as otherwise provided in Section 12, after making any payments pursuant to Section 7.1 and
Section 7.3 and paying all Clydesdale

Expenses, in each case then due and payable, remaining cash shall be Distributed by Clydesdale on the Payment Date next succeeding the last day of each Payment Period as follows:

                  (1) First, to each Clydesdale Class A Limited Partner in an amount not exceeding the Second Priority Return for that Clydesdale Class A Limited Partner for such Payment Period; and

                  (2) Second, to the Clydesdale General Partner in an amount not exceeding the Third Priority Return for such Payment Period.

                  7.3. Mandatory Retirement of the Class B Partnership Interest. Clydesdale shall Distribute to the Clydesdale Class B Limited Partner, immediately upon the receipt of any payments or prepayments of the principal amount of any Advance (whether at scheduled maturity, on prepayment, acceleration, setoff or otherwise) or the proceeds of the sale of any Advance (or any interest therein) 100% of the principal amount of such payment or prepayment, until the Capital Account of the Clydesdale Class B Limited Partner is reduced to zero.

                  7.4. Admission and Withdrawal of the Clydesdale Class B Limited Partner. If any retirement or liquidating distribution would (other than pursuant to Section 7.3) result in the Capital Account of the Clydesdale Class B Limited Partner being reduced to zero, or if El Paso or its designee purchases in full the Clydesdale Class B Limited Partnership Interest pursuant to an exercise of the Purchase Option, upon such retirement or purchase and the payment in full of all amounts due and owing to the Clydesdale Class B Limited Partner by El Paso, its designee or Clydesdale or any Affiliate thereof the Clydesdale General Partner shall cause the following to occur in the following order: first, the Clydesdale General Partner shall admit a Person selected by the Clydesdale General Partner to be the Clydesdale Class B Limited Partner and second, Mustang shall be deemed to withdraw as the Clydesdale Class B Limited Partner. Such admission shall not affect the allocations, distributions or the rights of the withdrawing Clydesdale Class B Limited Partner through the date of such withdrawal. Following such admission, Mustang shall be deemed to have withdrawn from Clydesdale.

                  7.5. Making of Payments, Etc. All payments to the Clydesdale Partners pursuant to any provision of this Agreement shall be made in immediately available funds no later than 12:00 noon (New York City time) on the day of such payment, and, at the time of the making of any such payment, the Clydesdale General Partner shall provide (or shall cause the Clydesdale Custodian to provide) to each Clydesdale Class A Limited Partner, the Clydesdale Class B Limited Partner and the Administrator a notice identifying the nature of such payment, the Section or Sections of this Agreement pursuant to which it is being made and the amount being distributed or paid pursuant to each such Section. The Clydesdale General Partner or, after the Liquidation Start Date, the Clydesdale Liquidator, shall notify the Clydesdale Custodian of the amount of each such payment hereunder, the calculation thereof, in reasonable detail, and the Section of this Agreement pursuant to which such payment is to be made no later than 12:00 noon (Wilmington, Delaware time) on the second Business Day prior to any such payment pursuant to Section 7.1(a) and to the extent practicable with respect to each other payment under Sections 7.1, 7.2 and 7.3.

                  7.6. Payment Reports. Clydesdale shall prepare and furnish to each Clydesdale Partner not later than 45 days after the date on which any payment to a Clydesdale Partner is made after the Liquidation Start Date that reduces a Clydesdale Partner's Capital Account to zero or less:

                  (a) a Mark-to-Market Schedule as of immediately prior to the making of such payment;

                  (b) a statement of the Clydesdale Partners' Capital Accounts and the Unrecovered Capital of the Clydesdale Class B Limited Partner as of immediately prior to the making of such payment; and

                  (c) a certificate of the Clydesdale General Partner that such statements have been prepared in accordance with this Agreement.

                  7.7. Determination of the Preferred Rate and Priority Returns.
(a) Certain Notices. The Clydesdale Class B Limited Partner shall notify the Clydesdale General Partner, on behalf of Clydesdale, (x) three Business Days prior to the Payment Date for each Payment Period (in respect of any payments to be made under Section 7.1(a), and (y) no later than 10:00 am (New York City time) on the date of any payment under Section 7.1(b)(i) of the Preferred Rate applicable to such Payment Period (or any portion thereof). The Preferred Rate shall be determined by the Class B Limited Partner in accordance with the Mustang Company Agreement.

                  (b) Computation. The First Priority Return, Second Priority Return and Third Priority Return for any Payment Period (or portion thereof) shall be computed by the Clydesdale General Partner or, if the Liquidation Start Date has occurred, the Clydesdale Liquidator, based upon the information provided by the Clydesdale Class B Limited Partner pursuant to clause (a) above, and on the basis of a year having 360 days and for the actual days elapsed (including the first day but excluding the last day) occurring in the related Payment Period (or portion thereof). The Clydesdale General Partner or the Clydesdale Liquidator, as the case may be, shall notify the Clydesdale Custodian of the amount of such First Priority Return, Second Priority Return and Third Priority Return on a timely basis consistent with the Clydesdale Custody Agreement.

                  7.8. Distributions in Kind. Clydesdale may, and the Clydesdale General Partner may cause Clydesdale to, Distribute Clydesdale Property (other than the Advances, any rights under the Operative Documents or any proceeds thereof, the Clydesdale Operating Account, any Permitted Investment or any cash standing to the credit of the Clydesdale Operating Account) to the Clydesdale Class A Limited Partners, provided, however, that any such Distribution may only be made with the prior consent of the Clydesdale Class B Limited Partner.

                  7.9. Preferred Rate Reset and Remarketing of Clydesdale Class B Limited Partnership Interest and Issuance of Replacement Securities. (a) One hundred and eighty (180) days prior to each Specified Date, any Clydesdale Class A Limited Partner or Clydesdale Class B Limited Partner may, by notice to each other Clydesdale Partner, request negotiations (i) to reset the Preferred Rate to be in effect after such Specified Date and (ii) to set a new Specified Date.

Each other Clydesdale Class A Limited Partner or Clydesdale Class B Limited Partner, as the case may be, who decides, in its sole discretion, to enter into any such negotiations will send written notice to such effect to each other Clydesdale Partner. No Clydesdale Partner has any obligation to enter into any such negotiations or, if such negotiations are entered into, to conduct them in accordance with any good faith or other standard or otherwise than such Clydesdale Partner wishes in its sole discretion.

                  (b) If all Clydesdale Partners do not agree on a reset of the Preferred Rate and on a new Specified Date on or before the date that is 90 days prior to the Specified Date then in effect, the Clydesdale General Partner shall, on behalf of Clydesdale and at Clydesdale's expense, retain the Remarketing Agent to remarket the Clydesdale Class B Limited Partnership Interest or to market other equity securities of Clydesdale in one or more series and of varying terms, as determined by the Clydesdale General Partner (the "REPLACEMENT SECURITIES"). The Clydesdale General Partner, in consultation with the Remarketing Agent, shall determine the marketing and placement strategy with respect to the remarketing of the Clydesdale Class B Limited Partnership Interest or such Replacement Securities. Such remarketing may include a public or private placement of the Clydesdale Class B Limited Partnership Interest or such Replacement Securities, at Clydesdale's cost. In the event Replacement Securities are established and issued, this Clydesdale Partnership Agreement shall be amended consistent with the rights, preferences and designations of such Replacement Securities.

                  (c) The Clydesdale Class A Limited Partners and the Clydesdale General Partner hereby agree to reset the First Priority Return and other amounts payable to the Clydesdale Class B Limited Partner pursuant to Section
7.1 and the Specified Date and to modify such other terms and provisions applicable to the Clydesdale Class B Limited Partnership Interest or to such Replacement Securities such that the Remarketing Agent is able to sell the Clydesdale Class B Limited Partnership Interest or such Replacement Securities (or a combination thereof) as of the Specified Date for an aggregate amount (the "REDEMPTION AMOUNT") of net proceeds equal to the Purchase Amount as of the Specified Date. All proceeds of any such remarketing or sale of Replacement Securities shall be applied as a Distribution pursuant to Section 7.3 until all amounts payable thereunder in respect of the Clydesdale Class B Limited Partnership Interest shall have been paid in full. Thereafter any remaining proceeds and any other cash of Clydesdale may be advanced to the Sponsor Subsidiaries in the discretion of the Clydesdale General Partner notwithstanding
Section 4.7.

                  (d) If the Remarketing Agent shall advise Clydesdale that there are no terms at which the Clydesdale Class B Limited Partnership Interest or such Replacement Securities may be sold for the Redemption Amount referred to in clause (c) as of the Specified Date, or such sale is not completed and fully funded on the Specified Date, such event shall constitute a "FAILED REMARKETING". The Preferred Rate and the Specified Date in effect immediately prior to any Failed Remarketing shall remain in effect until Clydesdale is liquidated pursuant to Section 12.

                                    SECTION 8

                     ACCOUNTING; BOOKS AND RECORDS; REPORTS

                  8.1. Accounting; Books and Records. (a) Maintenance. Clydesdale shall maintain at its principal place of business or, upon notice to the Clydesdale Partners, at such other place within the United States as the Clydesdale General Partner shall determine, separate books of account for Clydesdale, which shall include a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of Clydesdale and the operation of its business in accordance with this Agreement.

                  (b) Accounting Methods. The accounts of Clydesdale shall be prepared in accordance with GAAP.

                  (c) Access to Books, Records, Etc. Any Clydesdale Partner or any agents or representatives of such Clydesdale Partner, at Clydesdale's expense, may visit and inspect any of the properties of Clydesdale and examine any financial and operating records and books of account of Clydesdale, and discuss the affairs, finances and accounts of Clydesdale with the Clydesdale General Partner and the officers of the Clydesdale General Partner, all at such reasonable times (i.e., during normal business hours, at reasonable intervals and upon reasonable notice) and, other than during the continuance of any Incipient Event, Event of Default, Notice Event, Termination Event or Liquidating Event, at such reasonable intervals as such Clydesdale Partner or any agents or representatives of such Clydesdale Partner may reasonably request for purposes related to this Agreement. In addition, any Clydesdale Partner may discuss the affairs, finances and accounts of Clydesdale with the independent accountants of Clydesdale at reasonable intervals and with the knowledge of the Clydesdale General Partner where feasible and provided that the Clydesdale General Partner will be given a reasonable opportunity to be present at any such discussion; provided that the Clydesdale General Partner shall be deemed to have been given a reasonable opportunity to be present at any such discussion if it is given 2 Business Days' prior notice of such discussion. The rights granted to a Clydesdale Partner pursuant to this Section 8.1(c) are expressly subject to compliance by such Clydesdale Partner with the reasonable confidentiality procedures and guidelines of Clydesdale, as such procedures and guidelines may be established by the Clydesdale General Partner in its reasonable judgment from time to time.

                  8.2. Tax Matters. (a) Company Reporting. All returns filed by Clydesdale in respect of Federal, state and local income taxes shall be filed on the basis that Clydesdale is a partnership for Federal, state and local income tax purposes unless otherwise (i) required by Applicable Law or (ii) unanimously agreed by all Clydesdale Partners. The Clydesdale Partners shall take all steps pursuant to Applicable Law in order to achieve partnership classification for Clydesdale for Federal, state and local income tax purposes and, in this connection, the Clydesdale Class A Limited Partners and the Clydesdale Class B Limited Partner will join in the making of any election requested in good faith by the Clydesdale General Partner in furtherance of this objective; provided that any such election could not reasonably be expected to reduce the amount or change the timing, treatment, or character, of the receipts of any payments expected to be received by a Clydesdale Class A Limited Partner or the Clydesdale Class B Limited Partner, as applicable.

                  (b) Tax Matters Partner. The Clydesdale General Partner is authorized, in the case of material elections with the consent of the Clydesdale Class B Limited Partner, not to be unreasonably withheld, to make any and all elections for Federal, state, and local tax purposes. The Clydesdale General Partner is authorized, to the extent provided in Code Sections 6221 through 6231, to represent Clydesdale and the Clydesdale Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting Clydesdale or the Clydesdale Partners in their capacities as Clydesdale Partners, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Clydesdale Partners with respect to such tax matters or otherwise affect the rights of Clydesdale and the Clydesdale Partners. The Clydesdale General Partner is specifically authorized to act as the "Tax Matters Partner" under the Code and in any similar capacity under Applicable Law. Notwithstanding the generality of the foregoing, the Tax Matters Partner shall make regular and current reports to the Clydesdale Class B Limited Partner on the status of all representations of Clydesdale and the Clydesdale Partners before taxing authorities and courts of competent jurisdiction. The Tax Matters Partner shall provide to the Clydesdale Class B Limited Partner copies of all material notices, correspondence and other written materials received from or sent to the taxing authorities of Clydesdale. Furthermore, notwithstanding the foregoing, without the prior written consent of the Clydesdale Class B Limited Partner (which consent shall not be unreasonably withheld), the Tax Matters Partner may not enter into any agreements or documents that would affect the amount, timing, treatment or character of any items of income, gain, loss, deduction or credit allocated or to be allocated to, or otherwise realized or to be realized by the Clydesdale Class B Limited Partner or that may result in any increased liability of the Clydesdale Class B Limited Partner for any past, current or future Fiscal Year.

                  (c) Tax Information. Necessary tax information shall be delivered to each Clydesdale Partner as soon as practicable after the end of each Fiscal Year of Clydesdale but not later than 150 days after the end of each such Fiscal Year. The Clydesdale General Partner shall prepare and file tax returns for Clydesdale in accordance with the Code and the Regulations.

                  (d) Partnership Treatment. Clydesdale and each of the Clydesdale Partners will treat Clydesdale and every Clydesdale Partnership Interest as a partnership and as partnership interests, respectively, for all Federal, state and local income tax purposes, except as otherwise required by Applicable Law and by a final judicial or administrative determination or as may be unanimously agreed in writing by all Clydesdale Partners.

                                    SECTION 9

              REPORTS AND INFORMATION; CLYDESDALE OPERATING ACCOUNT

                  9.1. Information. Clydesdale shall furnish or cause to be furnished to each Clydesdale Partner, (i) such information as El Paso is required to provide on behalf of Clydesdale pursuant to Section 5.4 of the El Paso Agreement (to the extent not timely provided by El Paso), and (ii) promptly following any such request, such other information as is reasonably requested by any Clydesdale Partner.

                  9.2. Notices. Clydesdale shall provide to each Clydesdale Partner (other than any Clydesdale Partner furnishing any such information to Clydesdale), promptly after receipt by Clydesdale, copies of any material report, statement, notice, certificate, instrument or other information furnished to Clydesdale under or with respect to the Permitted Assets (including any Redetermination Notice, Reserve Report, draft E&P Borrowing Base Report, final E&P Borrowing Base Report, and the comments of Noric Holdings (if any) on any draft E&P Borrowing Base Report, in each case, furnished pursuant to Section
2.09 of the Sponsor Subsidiary Credit Agreement and any request by Noric Holdings to increase the Aggregate Energy Investment Loan Value Amount pursuant to Section 2.11 of the Sponsor Subsidiary Credit Agreement.

                  9.3. Clydesdale Operating Account. Clydesdale shall maintain the Clydesdale Operating Account with the Clydesdale Custodian. All amounts received by Clydesdale on any account whatsoever (including, without limitation, in respect of Clydesdale's Noric Class B Member Interest and in respect of the Sponsor Subsidiary Credit Documents) shall be deposited into the Clydesdale Operating Account.

                                   SECTION 10

                       TRANSFERS OF PARTNERSHIP INTERESTS

                  10.1. Restriction on Transfers. Except as otherwise permitted by this Agreement or in writing by the Clydesdale General Partner and the Clydesdale Class B Limited Partner, or under the pledges described in Section 1 of the Sponsor Subsidiary Security Agreement or upon the exercise by El Paso of the Purchase Option, no Clydesdale Partner shall Transfer all or any portion of its Clydesdale Partnership Interest; provided, however, that the Clydesdale Class A Limited Partnership Interests may be pledged solely in connection with the Sponsor Subsidiary Credit Documents, and any foreclosure thereon and Transfer thereof pursuant to such Sponsor Subsidiary Credit Documents shall be permitted hereunder without regard to Section 10.3 hereof and shall be deemed to satisfy Section 10.6 hereof.

                  10.2. Permitted Transfer -- Clydesdale Class B Limited Partner. Subject to the conditions and restrictions set forth in Section 10.3, all or any portion of the Clydesdale Class B Limited Partnership Interest may be Transferred to any Person; provided that (a) any Transfer by the Clydesdale Class B Limited Partner must be consented to by the Clydesdale General Partner (such consent not to be unreasonably withheld) and (b) in no event shall the total number of Clydesdale Class B Limited Partners exceed one except as otherwise provided in Section 7.4.

                  10.3. Conditions to Permitted Transfers. No Transfer shall be treated as a Permitted Transfer under Section 10.2 unless and until the following conditions are satisfied:

                  (a) Documentation. The transferor and transferee shall execute and deliver to Clydesdale such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to Clydesdale to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement.

                  (b) Tax Information. The transferor and transferee shall furnish Clydesdale with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Transferred Clydesdale Class B Limited Partnership Interests, the amount realized by the transferor in respect of the transfer, and any other information reasonably necessary to permit Clydesdale to file all required Federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, Clydesdale shall not be required to make any Distribution otherwise provided for in this Agreement with respect to any Transferred Clydesdale Class B Limited Partnership Interests until it has received such information.

                  (c) Expenses. Unless the requirements of this paragraph have been waived by the Required Clydesdale Partners, Clydesdale shall be reimbursed by the transferor and/or transferee for all Clydesdale Expenses that it reasonably incurs in connection with such Transfer.

                  (d) Securities Law Opinion. Such Transfer will be exempt from all applicable registration requirements, including the requirements under the Securities Act, and any applicable state securities law, and will not violate any Applicable Laws regulating the Transfer of securities, and, except in the case of a Transfer of Clydesdale Class B Limited Partnership Interests to another Clydesdale Partner or to a Wholly Owned Affiliate of the transferor or of any other Clydesdale Partner or, unless waived by the Required Clydesdale Partners, the transferor shall provide an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the Required Clydesdale Partners.

                  (e) Investment Company Act Opinion. Such Transfer will not cause Clydesdale to be deemed to be an "investment company" under the Investment Company Act, and the transferor shall provide an opinion of counsel to such effect, unless waived by the Required Clydesdale Partners. Such counsel and opinion shall be reasonably satisfactory to the Required Clydesdale Partners, and the Clydesdale Partners shall provide to such counsel any information available to the Clydesdale Partners, as the case may be, and relevant to such opinion.

                  (f) Certificates. Unless waived by the Required Clydesdale Partners, the transferor of the Clydesdale Class B Limited Partnership Interest shall execute a Transferor Certificate and the transferee of the Clydesdale Class B Limited Partnership Interest shall execute a Transferee Certificate.

                  (g) Partnership Status. The Transfer will not jeopardize Clydesdale's status as a partnership for Federal income tax purposes and the transferee is not a tax-exempt entity as described in Section 168(h)(2) or Section 501(a) of the Code. The transferor shall provide an opinion of counsel in respect of the foregoing, which opinion and counsel shall be reasonably satisfactory to each non-transferring Clydesdale Partner.

                  10.4. Prohibited Transfers. (a) Except as provided in Sections
10.1 and 10.2 or otherwise agreed in writing by the Clydesdale General Partner and the Clydesdale Class B

Limited Partner, any purported Transfer of a Clydesdale Partnership Interest that is not a Permitted Transfer shall be null and void and of no effect whatsoever; provided that, if Clydesdale is required to recognize a Transfer that is not a Permitted Transfer, the interest Transferred shall be strictly limited to the transferor's rights to allocations and Distributions as provided by this Agreement with respect to the Transferred Clydesdale Partnership Interest, which allocations and Distributions may be applied (without limiting any other legal or equitable rights of Clydesdale) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Clydesdale Partnership Interest may have to Clydesdale.

                  (b) In the case of a Transfer or attempted Transfer of a Clydesdale Partnership Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless Clydesdale and the other Clydesdale Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including incremental tax liability and attorneys' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

                  10.5. Rights of Unadmitted Transferees. (a) In General. A Person who acquires a Clydesdale General Partnership Interest or a Clydesdale Class A Limited Partnership Interest in contravention of Section 10.1 or a Person who acquires a Clydesdale Class B Limited Partnership Interest but who is not admitted as a substituted Clydesdale Class B Limited Partner pursuant to
Section 10.6 shall be entitled only to allocations and Distributions with respect to such acquired Clydesdale Partnership Interest in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of Clydesdale, shall not be entitled to inspect the books or records of Clydesdale, and shall not have any of the rights of a Clydesdale Partner under the Act or this Agreement.

                  (b) Clydesdale Partners. Following a Transfer to a transferee who acquires any Clydesdale Partnership Interest from a Clydesdale Partner under this Agreement but who is not admitted as a Clydesdale Partner, the transferor shall not cease to be a Clydesdale Partner and shall continue to be a Clydesdale Partner until immediately after the time, if any, the transferee is admitted as a Clydesdale Partner under this Agreement.

                  10.6. Admission as Substituted Clydesdale Partners. A transferee of a Clydesdale Partnership Interest shall, subject to the other provisions of this Section 10, be admitted to Clydesdale as a substituted Clydesdale Partner only upon satisfaction of the further conditions set forth below:

                  (i) In the case of a transfer of the Clydesdale Class B Limited Partnership Interest, the Clydesdale General Partner shall consent to such admission, which consent may not unreasonably be withheld or delayed;

                  (ii) The Clydesdale Partnership Interest was acquired by means of a Permitted Transfer;

                  (iii) The transferee becomes a party to this Agreement as a Clydesdale Partner and executes such documents and instruments as the Clydesdale Partners consenting to such admission may reasonably request as may be necessary or appropriate to confirm such transferee as a Clydesdale Partner, including such transferee's agreement to be bound by the terms and conditions of this Agreement;

                  (iv) Unless the requirements of this Section 10.6(iv) have been waived by the Clydesdale Partners consenting to such admission, the transferee pays or reimburses Clydesdale for all reasonable legal, filing, publication and other costs that Clydesdale incurs in connection with the admission of the transferee as a Clydesdale Partner with respect to the Transferred Clydesdale Partnership Interest; and

                  (v) Unless the requirements of this Section 10.6(v) have been waived by the Clydesdale Partners consenting to such admission, if the transferee is a partnership, limited partnership, limited liability company or corporation, such transferee provides Clydesdale with evidence satisfactory to counsel for Clydesdale that such transferee has made representations and warranties substantially the same as those set forth in Sections 2.15(c) and (d) as of the date of the Transfer.

                  10.7. Distributions with Respect to Transferred Clydesdale Partnership Interests. Except as otherwise provided in Section 7.2, if any Clydesdale Partnership Interest is Transferred in compliance with the provisions of this Section 10, all Distributions on or before the date of such Permitted Transfer shall be made to the transferor, and all Distributions thereafter shall be made to the transferee. Solely for purposes of making such Distributions, Clydesdale shall recognize such Permitted Transfer not later than the end of the calendar month during which it is given notice of such Permitted Transfer; provided, however, that if Clydesdale is given notice of a Permitted Transfer at least fourteen (14) days prior to the Permitted Transfer, Clydesdale shall recognize such Permitted Transfer as of the date of such Permitted Transfer, and provided further that if Clydesdale does not receive a notice stating the date such Clydesdale Partnership Interest was Transferred and such other information as the Clydesdale General Partner may reasonably require within 30 days after the end of the Fiscal Quarter during which the Permitted Transfer occurs, all Distributions shall be made to the Person who, according to the books and records of Clydesdale, on the last day of the Fiscal Quarter during which the Permitted Transfer occurs, was the record owner of the Clydesdale Partnership Interest. Neither Clydesdale nor any Clydesdale Partner shall incur any liability for making Distributions in accordance with the provisions of this
Section 10.7, whether or not the Clydesdale General Partner or Clydesdale has knowledge of any Transfer of ownership of the Clydesdale Partnership Interest.

                                   SECTION 11

                                POWER OF ATTORNEY

                  11.1. Attorney-in-Fact. Each Clydesdale Partner hereby makes, constitutes, and appoints the Clydesdale General Partner and, effective as of the Liquidation Start Date, the Clydesdale Liquidator, severally, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, publish and record:

                  (a) all certificates of Clydesdale, amended name or similar certificates, and other certificates and instruments (including counterparts of this Agreement in the form identical to the original counterpart thereof manually executed by such Clydesdale Partner (as amended, restated or modified in accordance with clause (b) below)) that the Clydesdale General Partner or Clydesdale Liquidator may deem necessary to be filed by Clydesdale under the laws of the State of Delaware or any other state or jurisdiction in which Clydesdale is doing or intends to do business approved by the Clydesdale Partners;

                  (b) any and all amendments, restatements or modifications to this Agreement and the instruments described in clause (a), as now or hereafter amended, which the Clydesdale General Partner or the Clydesdale Liquidator may deem necessary to effect a change or modification of Clydesdale in the form approved by the Clydesdale Partners in accordance with the terms of this Agreement, including amendments, restatements or modifications to reflect (i) the exercise by any Clydesdale Partner of any power granted to it under this Agreement, (ii) any amendments adopted by the Clydesdale Partners in accordance with the terms of this Agreement, (iii) the admission of any substituted Clydesdale Partner and (iv) the disposition by any Clydesdale Partner of its Clydesdale Partnership Interest;

                  (c) all certificates of cancellation and other instruments that the Clydesdale General Partner or Clydesdale Liquidator deems necessary or appropriate to effect the dissolution and termination of Clydesdale pursuant to the terms of this Agreement; and

                  (d) any other instrument that is now or may hereafter be required by Applicable Law to be filed on behalf of Clydesdale or is deemed necessary by the Clydesdale General Partner or Clydesdale Liquidator to carry out fully the provisions of this Agreement in accordance with its terms, provided that nothing in this Section 11 shall authorize or be deemed to authorize any such attorney-in-fact to take any action for or in the name, place or stead of any Clydesdale Partner, or otherwise referred to in this Section 11 with respect to any Clydesdale Partner, to the extent such action requires the consent of such Clydesdale Partner pursuant to the terms of this Agreement and such Clydesdale Partner has not so consented. Each Clydesdale Partner authorizes each such attorney-in-fact to take any further action that such attorney-in-fact shall consider necessary in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Clydesdale Partner might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

                  11.2. Nature of Special Power. The power of attorney granted pursuant to this Section 11:

                  (a) Is a special power of attorney coupled with an interest and is irrevocable;

                  (b) May be exercised by any such attorney-in-fact by listing the Clydesdale Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Clydesdale Partners; and

                  (c) Shall survive and not be affected by the subsequent Bankruptcy, insolvency, dissolution, or cessation of existence of a Clydesdale Partner and shall survive the delivery of a permitted assignment by a Clydesdale Partner of the whole or a portion of its Clydesdale Partnership Interest (except that where the assignment is of all of such Clydesdale Partner's Partnership Interest in Clydesdale and the assignee, with the consent of the Required Clydesdale Partners, is admitted as a substituted Clydesdale Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution) and shall extend to such Clydesdale Partner's or assignee's successors and assigns.

                                   SECTION 12

                           DISSOLUTION AND WINDING UP

                  12.1. Liquidation. (a) Liquidating Events. Clydesdale shall dissolve and commence winding up and liquidating upon, and only upon, the occurrence of a Liquidating Event.

                  (b) Termination Notice. At any time on or after the occurrence and during the continuance of any Notice Event, the Clydesdale Class B Limited Partner may elect to cause such Notice Event to result in a Termination Event by delivering to the Clydesdale General Partner a notice (a "TERMINATION NOTICE") of such election. Such Termination Notice shall be effective on the Business Day it is delivered (unless stated to be effective on any other day after the day of delivery) to the Clydesdale General Partner (or if such delivery day or such other day is not a Business Day, the immediately following Business Day). Any such Termination Notice may be rescinded by the Clydesdale Class B Limited Partner giving such Termination Notice prior to its effectiveness by delivery of a rescission notice to the Clydesdale General Partner.

                  12.2. Winding Up. (a) Distribution of Assets. Upon the occurrence of a Liquidating Event, Clydesdale shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Clydesdale Partners, and no Clydesdale Partner shall take any action with respect to Clydesdale that is inconsistent with the winding up of Clydesdale's business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Clydesdale Partners until the Clydesdale Property has been distributed pursuant to this Section 12.2 and the certificate of limited partnership has been canceled pursuant to the Act. The Clydesdale Liquidator shall be responsible for overseeing the winding up and dissolution of Clydesdale (including taking any actions required by Section 12.10), shall take full account of Clydesdale's liabilities and the Clydesdale Property, and shall cause the Clydesdale Property or the proceeds from the Disposition thereof and the proceeds from the repayment of the Advances (to the extent not setoff against distributions owing to the Clydesdale General Partner), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by Applicable Law, in the following order:

                  (1) First, as provided in Section 17-804(a)(1) of the Act; and

                  (2) Second, the balance, if any, to the Clydesdale Partners in an amount equal to their Capital Account balances (in the case of each Clydesdale Class A Limited Partner, as reduced by any setoff against amounts owing by such Clydesdale Class A Limited Partner under the Sponsor Subsidiary Credit Agreement), after giving effect to all contributions, Distributions, and allocations made for all periods through the end of the Liquidation Period in the following order of priority:

                           (i) First, the Clydesdale Class B Limited Partner;

                           (ii) Second, the Clydesdale Class A Limited Partners
                  (among them pro rata according to their respective amounts of Unrecovered Capital); and

                           (iii) Third, the Clydesdale General Partner.

                  (b) Reserves. In the reasonable good faith discretion of the Clydesdale Liquidator, with the consent of the Clydesdale Class B Limited Partner, a portion (determined in the manner provided below) of the Distributions that would otherwise be made to the Clydesdale Partners pursuant to Section 12.2(a) may be:

                  (i) Distributed to a trust established for the benefit of the Clydesdale Partners solely for the purposes of liquidating Clydesdale Property, collecting amounts owed to Clydesdale, and paying any reasonably anticipated contingent or unforeseen liabilities or obligations of Clydesdale arising out of or in connection with Clydesdale. The assets of any such trust shall be distributed to the Clydesdale Partners from time to time, in the reasonable good faith discretion of the Clydesdale Liquidator, in the same proportions (as determined below) as the amount distributed to such trust by Clydesdale would otherwise have been distributed to the Clydesdale Partners pursuant to Section 12.2(a); or

                  (ii) Withheld to provide a reasonable reserve for reasonably anticipated Clydesdale liabilities (contingent or otherwise) and to allow for the collection of the unrealized portion of any installment obligations owed to Clydesdale; provided that such withheld amounts shall be distributed to the Clydesdale Partners as soon as practicable.

The portion of the Distributions that would otherwise have been made to each of the Clydesdale Partners that is instead distributed to a trust pursuant to
Section 12.2(b)(i) or withheld to provide a reserve pursuant to Section 12.2(b)(ii) shall be determined in the same manner as the expense or deduction that would have been allocated if Clydesdale had realized an expense equal to such amounts immediately prior to a Distribution being made pursuant to Section 12.2(a).

                  12.3. No Restoration of Deficit Capital Accounts. Notwithstanding anything in this Agreement to the contrary, if a Liquidating Event has occurred and Clydesdale is wound up in accordance with Section 12.2, no Clydesdale Partner shall be obligated to make any Capital Contributions to Clydesdale in respect of a deficit balance in its Capital Account, and such deficit shall not be considered to be a debt owed to Clydesdale or to any other Person for any purpose whatsoever; provided, however, that the Clydesdale General Partner shall be obligated to make such a Capital Contribution in cash to the extent of any amounts required to be contributed by the Clydesdale General Partner pursuant to Section 5.3 that have not yet been contributed.

                  12.4. Form of Liquidating Distributions to Clydesdale Partners. For the purposes of making Distributions required by Section 12.2, the Clydesdale Liquidator may determine whether to distribute to the Clydesdale Partners all or any portion of the Clydesdale Property in kind or to sell or otherwise liquidate all or any portion of the Clydesdale Property and distribute the proceeds therefrom; provided that the Clydesdale Liquidator shall not, without the prior written consent of the Clydesdale Class B Limited Partner, distribute Clydesdale Property other than cash to the Clydesdale Class B Limited Partner. Following the payment in full in cash of all amounts due and payable to the Clydesdale Class B Limited Partner hereunder and, if requested by the Clydesdale General Partner, Distributions in kind of the Clydesdale Property shall be made to any Clydesdale Partner (other than the Clydesdale Class B Limited Partner) specified by the Clydesdale General Partner.

                  12.5. Rights of Partners. Each Clydesdale Partner shall look solely to the Clydesdale Property for the return of its Capital Contribution and, except as otherwise provided in Section 12.4, shall have no right or power to demand or receive property other than cash from Clydesdale.

                  12.6. Occurrence of Liquidating Event. (a) A "LIQUIDATING EVENT" will occur (the date of such occurrence being the "LIQUIDATION START DATE") on the first Business Day occurring immediately after the expiration of the Purchase Option Period following the occurrence of a Termination Event.

                  (b) The Clydesdale Partners hereby agree that Clydesdale shall not be dissolved or required to be wound up notwithstanding the occurrence of an event that caused the last Clydesdale General Partner or Clydesdale Limited Partner to cease to be a Clydesdale General Partner or Clydesdale Limited Partner, as the case may be, if within ninety (90) days (x) in the case such event relates to a Clydesdale Limited Partner, after such event the Personal Representatives (as defined in the Act) of such Clydesdale Limited Partner and the Clydesdale General Partner agree in writing to continue the business of Clydesdale and to the admission, effective as of the date of such event, of one or more additional Clydesdale Limited Partners, or (y) in the case such event relates to a Clydesdale General Partner, the remaining Clydesdale Partners agree in writing to continue the business of Clydesdale and to the appointment, effective as of the date of such event, of one or more additional Clydesdale General Partners.

                  12.7. Allocations and Distributions During Period of Liquidation. During the Liquidation Period, the Clydesdale Partners shall continue to share Profits, Losses and other items of Clydesdale income, gain, loss or deduction in the manner provided in Section 6 and payments of the First Priority Return, Second Priority Return, Third Priority Return, other Distributions and other payments shall continue to be made as set forth in
Section 7. In addition, the Clydesdale Liquidator, in its sole discretion, may make cash Distributions to the Clydesdale Class B Limited Partner at any time.

                  12.8. Character of Liquidating Distributions. All payments made in liquidation of Clydesdale Partnership Interests shall be made in exchange for the interest of such Clydesdale Partner in Clydesdale Property pursuant to Section 736(b)(1) of the Code, including the interest of such Clydesdale Partner in Clydesdale goodwill.

                  12.9. The Clydesdale Liquidator. (a) Definition. The "CLYDESDALE LIQUIDATOR" shall mean (a) in the event that a liquidation of Clydesdale results from a Termination Event described in clauses (a) or (d) of the definition of Termination Event, the Clydesdale General Partner or any other Affiliate of El Paso appointed as Clydesdale Liquidator by the Clydesdale General Partner; provided, however, that, if the Collection Date does not occur within 180 days after the Liquidation Start Date, then the Clydesdale Liquidator shall be appointed by the Clydesdale Class B Limited Partner upon written notice to the Clydesdale General Partner and (b) in any other circumstance, the Clydesdale Custodian or any other Person appointed as Clydesdale Liquidator by the Clydesdale Class B Limited Partner.

                  The Clydesdale Class B Limited Partner (or the Clydesdale General Partner if it may then appoint the Clydesdale Liquidator) may appoint an appointee to be Clydesdale Liquidator prior to the Liquidation Start Date by delivering written notice of such appointment to the other Clydesdale Partners. Any such appointment may be subsequently withdrawn by similar written notice.

                  The Clydesdale Liquidator shall have the rights set forth in
Section 17-803(b) of the Act and exclusively shall have the rights, power and authority of the Clydesdale General Partner necessary or appropriate in its discretion to effect the dissolution, winding up and liquidation of Clydesdale. The actions of the Clydesdale Liquidator shall for all purposes be the actions of Clydesdale. In furtherance of the foregoing and not as a limitation, the Clydesdale Liquidator shall have the authority to enter into any agreement or incur obligations on behalf of Clydesdale to the extent necessary, in its sole judgment, to facilitate the liquidation of Clydesdale and the marshalling or collection of its assets, including, without limitation, the authority to engage sales agents or other professional advisors on market terms. The actions of the Clydesdale Liquidator shall for all purposes be the actions of Clydesdale.

                  (b) Fees and Expenses. Clydesdale is authorized to pay a reasonable fee to the Clydesdale Liquidator for its services performed pursuant to this Section 12 and to reimburse the Clydesdale Liquidator for its reasonable costs and expenses incurred in performing those services, including costs and expenses of counsel, accountants, sales agents and other professional advisors to the Clydesdale Liquidator.

                  (c) Resignation of Clydesdale Liquidator. At any time any Clydesdale Liquidator may, in its discretion, resign as Clydesdale Liquidator and the Clydesdale Class B Limited Partner (or the Clydesdale General Partner if it may then appoint the Clydesdale Liquidator) shall appoint a replacement Clydesdale Liquidator pursuant to Section 12.9(a).

                  (d) Notification to the Clydesdale Custodian. The Clydesdale Class B Limited Partner shall notify the Clydesdale Custodian of the identity of the Clydesdale Liquidator and any change in the identity of the Clydesdale Liquidator.

                  12.10. Liquidation Procedures. Upon the occurrence of the Liquidation Start Date, the Clydesdale Liquidator shall commence the winding up of Clydesdale's business and in so doing shall, among other things, cause the following to occur:

                  (a) Demand Under the Advances. The Clydesdale Liquidator shall accelerate and demand payment in full under the Advances and take all necessary action in furtherance thereof and to enforce such payment including exercising any right of setoff of amounts owing under the Advances against Distributions owing to a Clydesdale Class A Limited Partner.

                  (b) Sale of Clydesdale Property. The Clydesdale Liquidator shall commence the sale and/or liquidation of the Clydesdale Property. Clydesdale shall comply with all Applicable Laws and all applicable transfer restrictions, except to the extent that such transfer restrictions shall be waived or any transfer shall be consented to by any relevant parties. The Clydesdale Liquidator shall sell and/or liquidate the Clydesdale Property in a commercially reasonable manner in order to maximize the proceeds of such sale and/or liquidation, but otherwise shall have discretion to Dispose of the Clydesdale Property in any manner in its sole discretion. With respect to the Clydesdale Property consisting of any obligation owing to Clydesdale under the Sponsor Subsidiary Credit Documents, no such obligation shall be disposed of until 90 days after the Liquidation Start Date.

                  (c) Reporting Requirement. As soon as practicable but in any event not later than the fifth Business Day after the Liquidation Start Date, the Clydesdale General Partner shall instruct the Clydesdale Custodian to prepare and deliver to the Clydesdale Class B Limited Partner a notice stating: (i) the amount of cash held by the Clydesdale Custodian (including any cash received upon demand under the Sponsor Subsidiary Credit Agreement and from the sale of any Clydesdale Property) and (ii) the face value less unamortized discount, if any, of any Cash Equivalents (other than cash) held by the Clydesdale Custodian.

                  (d) Audit Report. If, following completion of the Liquidation Period, the Unrecovered Capital of the Clydesdale Class B Limited Partner is greater than zero, then not later than 120 days after the last day of the Liquidation Period, the Clydesdale General Partner shall cause to be delivered to each Clydesdale Partner an audited statement of the Clydesdale Partners' Capital Accounts and a balance sheet reflecting Mark-to-Market Values of the Clydesdale Property, each as of such last day, together with a report of a nationally recognized accounting firm stating that such statement and balance sheet were prepared and fairly stated in accordance with this Agreement.

                  (e) Liquidating Distributions. All Distributions to be made pursuant to Section 12.2 shall be made by the Clydesdale Liquidator from time to time immediately upon receipt of any proceeds of the repayment of any Advances or the liquidation of Clydesdale Property, but in any event not later than the last day of the Liquidation Period. Any Distribution to the Clydesdale General Partner shall be subject to any and all rights to set off by Clydesdale pursuant to Section 14.4(b).

                                   SECTION 13

                                 INDEMNIFICATION

                  13.1. Indemnification of the Clydesdale Partners. Subject to the limitations set forth in Section 13.5, each of the Clydesdale General Partner and Clydesdale hereby agrees jointly and severally, to the fullest extent permitted by Applicable Law, to indemnify and hold harmless, and the Clydesdale Liquidator, or any receiver or trustee of Clydesdale (each of the foregoing Persons being an "INDEMNITOR") (in the case of the Clydesdale Liquidator, receiver or trustee, to the extent of Clydesdale Property) shall indemnify and hold harmless, each Indemnified Person from and against, and to pay on an After-Tax Basis, all Expenses (the Expenses, on an After-Tax Basis, being collectively referred to as "INDEMNIFIED AMOUNTS") that may be incurred or realized by or asserted against such Indemnified Person, relating to, growing out of or resulting from:

                  (a) Clydesdale Obligations. Any failure by Clydesdale to perform or observe each of its covenants and obligations under this Agreement or any other Operative Document to which it is a party (collectively, the "COVERED DOCUMENTS"), including Indemnified Amounts resulting from or arising out of or in connection with enforcement of the Covered Documents (or determining whether or how to enforce any Covered Documents, whether through negotiations, legal proceedings or otherwise), or responding to any subpoena or other legal process or informal investigative demand in connection herewith or therewith; or

                  (b) Representations and Warranties. Any inaccuracy in, or any breach of, any written certification, representation or warranty made by or on behalf of Clydesdale in any Covered Document or in any written report or certification required hereunder or under any other Covered Document, in each case (i) if but only if such certification, representation or warranty is made as of a specific date, as of the date as of which the facts stated therein were certified, represented or warranted and (ii) in all other cases, as of any date or during any period to which such certification, representation or warranty may be applicable; or

                  (c) Investigations; Litigation; Proceedings. Any investigation, litigation or proceeding, whether or not such Indemnified Person is a party thereto, that (i) relates to, grows out of or results from any action or omission, or alleged action or omission, by or on behalf of or attributable to Clydesdale and (ii) would not have resulted in Indemnified Amounts incurred or realized by or asserted against such Indemnified Person but for the Operative Documents or the transactions thereunder or contemplated thereby.

                  13.2. Indemnification for Business Qualification Requirements. Subject to the limitations set forth in Section 13.5, each Indemnitor shall indemnify and save harmless (in the case of a receiver or trustee, to the extent of Clydesdale Property) each Indemnified Person from and against, and pay to each Indemnified Person, all Indemnified Amounts with respect to such Indemnified Person resulting from the failure of the Clydesdale Class B Limited Partner or any other Indemnified Person to qualify to do business in any state (other than Delaware) or other jurisdiction in which the Clydesdale Class B Limited Partner or a direct or indirect member, partner, shareholder or other equity holder of the Clydesdale Class B Limited Partner would not be required to qualify to do business but for its being a Clydesdale Class B Limited Partner, or a direct or indirect member, partner, shareholder or other equity holder of the Clydesdale Class B Limited Partner.

                  13.3. Clydesdale Liquidator Indemnification. Subject to the limitations set forth in Section 13.5, if the Clydesdale Liquidator is a Person other than the Clydesdale General Partner or a Clydesdale Class A Limited Partner, or any of their respective Affiliates, then Clydesdale, or in the event that the liquidation of Clydesdale has been completed, the Clydesdale General Partner, shall indemnify and save harmless each Indemnified Person from and against, and pay to each Indemnified Person, all Indemnified Amounts incurred on behalf of Clydesdale by each Indemnified Person or otherwise incurred, realized by or asserted against each Indemnified Person, in connection with any Disposition of Clydesdale Property or the liquidation of Clydesdale, or by reason of any act performed or omitted to be performed by any Indemnified Person in connection therewith, including reasonable attorneys' fees incurred by each Indemnified Person in connection with the defense of any litigation or other proceeding based on any such act or omission, or alleged act or omission, or any other investigation, litigation or proceeding, whether or not such Indemnified Person is a party thereto, arising in connection with any such Disposition or liquidation, and including any indemnity claims against the Clydesdale Liquidator arising under Section 13.1.

                  13.4. Survival of Indemnification Obligations. All indemnities provided for in this Agreement shall survive the Transfer of any Clydesdale Partnership Interest and the liquidation of Clydesdale. After any such Transfer or liquidation, the provisions of this Section 13 shall inure to the benefit of each transferring Clydesdale Partner with respect to Indemnified Amounts arising in respect of the period during which such Transferring Clydesdale Partner was a Clydesdale Partner (including with respect to actions taken or omitted to be taken, and events occurring and circumstances existing, during such period).

                  13.5. Limitations on Indemnification Obligations. The indemnities provided in Sections 13.1, 13.2 and 13.3 shall be subject to the following limitations:

                  (a) Limitation by Law. Such sections shall be enforced only to the maximum extent permitted by Applicable Law.

                  (b) Misconduct, Etc. No Indemnified Person shall be indemnified or held harmless for, and no Indemnitor shall have any liability with respect to any Indemnified Person for or in respect of, any Expenses to the extent caused by or resulting from (i) the actual fraud, willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its Related Persons or (ii) any inaccuracy in, or breach of, any written certification, representation or warranty made by such Indemnified Person or any of its Related Persons in any Operative Document or in any written report or certification required under any Operative Document (unless and to the extent such inaccuracy or breach is attributable to any written information provided by El Paso or its Affiliates), in each case under this clause (ii) (A) if, but only if, such certification, representation or warranty is made as of a specific date, as of the date as of which the facts stated therein were certified, represented or warranted and (B) in all other cases, as of any date or during any period to which such certification, representation or warranty may be applicable.

                  (c) No Duplication. Indemnified Amounts under this Section 13 shall be without duplication of any amounts payable under indemnification provisions of any other Operative Document or other agreement or any amounts actually paid thereunder.

                  13.6. Payments; No Reduction of Capital Account. Any amounts subject to the indemnification provisions of this Section 13 shall be paid by the applicable Indemnitor within ten Business Days following demand therefor, accompanied, as may be appropriate in the context, by supporting documentation in reasonable detail. Payments to a Clydesdale Partner pursuant to this Section 13 shall not reduce the Capital Account of such Clydesdale Partner. To the extent Clydesdale is required to indemnify any Indemnified Person hereunder, each such Indemnified Person shall be a creditor of Clydesdale to the extent of the Indemnified Amounts owing to such Indemnified Person hereunder from time to time. Payment shall be made to the bank account or at another location as such Indemnified Person shall designate in writing or as is expressly required under any Operative Document the obligations under which are the subject of any such payment, not later than 1:00 p.m. (New York City time) on the date for such payment in immediately available funds.

                  13.7. Procedural Requirements. (a) Notice of Claims. Any Indemnified Person that proposes to assert a right to be indemnified under this
Section 13 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Person in respect of which a claim is to be made against the relevant Indemnitor under this Section 13 (an "INDEMNIFIED PROCEEDING"), or the incurrence or realization of Indemnified Amounts in respect of which a claim is to be made against such Indemnitor under this Section 13, notify such Indemnitor of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission so to notify such Indemnitor promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (i) such Indemnitor from any liability that it may have to such Indemnified Person under this
Section 13 or otherwise, except, as to such Indemnitor's liability under this
Section 13, to the extent, but only to the extent, that such Indemnitor shall have been prejudiced by such omission or (ii) any other Indemnitor from liability that it may have to any Indemnified Person under the Operative Documents.

                  (b) Defense of Proceedings. In case any Indemnified Proceeding shall be brought against any Indemnified Person and it shall notify the relevant Indemnitor of the commencement thereof, such Indemnitor shall be entitled to participate in, and to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Person, and after notice from such Indemnitor to such Indemnified Person of such Indemnitor's election so to assume the defense thereof and the failure by such Indemnified Person to object to such counsel within ten Business Days following its receipt of such notice, such Indemnitor shall not be liable to such Indemnified Person for legal or other expenses incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Person reasonably necessary in connection with the defense thereof. Such Indemnified Person shall have the right to employ its counsel in any such

Indemnified Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:

                  (i) the employment of counsel by such Indemnified Person at the expense of such Indemnitor has been authorized in writing by such Indemnitor;

                  (ii) such Indemnified Person shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court determines that conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnitor and such Indemnified Person in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Person (it being agreed that in any case referred to in this clause (ii) such Indemnitor shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Person);

                  (iii) such Indemnitor shall not have employed Jones, Day, Reavis & Pogue, or other counsel reasonably acceptable to the Indemnified Person, to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof (provided, however, that this clause (iii) shall not constitute a waiver of any conflict of interest which may arise with respect to any such counsel); or

                  (iv) any counsel employed by such Indemnitor shall fail to timely commence or maintain the defense of such Indemnified Proceeding,

in each of which cases the fees and expenses of counsel for such Indemnified Person shall be at the expense of such Indemnitor; provided that, without the prior written consent of such Indemnified Person, such Indemnitor shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise or consent or related judgment includes an unconditional release of such Indemnified Person from all liability for Expenses arising out of such claim, action, investigation, suit or other legal proceeding. No Indemnified Person shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding in respect of which any payment would result hereunder or under the other Operative Documents without the prior written consent of such Indemnitor, such consent not to be unreasonably withheld or delayed. Only one counsel shall be retained by all Indemnified Persons with respect to any Indemnified Proceeding, unless counsel for any Indemnified Person reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Person and one or more other Indemnified Persons in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Person (it being agreed that in any case referred to in this sentence such Indemnified Person may retain separate counsel together with all other Indemnified Persons subject to the same conflict of interest or sharing such additional defenses, claims, counterclaims or causes of action).

THE FOREGOING INDEMNITIES SHALL EXPRESSLY INCLUDE ANY INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY INDEMNIFIED PERSON.


                                   SECTION 14

                                  MISCELLANEOUS

                  14.1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received (if a Business Day, or, if not, on the next succeeding Business Day), if sent either by courier or delivery service or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent by courier or delivery service, certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Clydesdale Partners:

                  (i) If to Clydesdale, to the address set forth in the first sentence of Section 2.7, with copies sent to the Clydesdale General Partner at the address set forth in Section 2.2; and

                  (ii) If to a Clydesdale Partner, to the address set forth in
         Section 2.2.

                  14.2. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon the Clydesdale Partners and inure to the benefit of the Clydesdale Partners and each Indemnified Person and their respective permitted successors, transferees, and assigns (including any assignee for security purposes or Person holding a security interest). This Agreement and the rights and obligations hereunder may not be assigned to any Person other than a Permitted Transferee, without the prior written consent of the Required Clydesdale Partners.

                  14.3. Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Clydesdale Partner to lose the benefit of its economic bargain.

                  14.4. Setoff. (a) Except to the extent set forth in Sections 3.8(c) and 10.4, Clydesdale shall not be entitled to offset against any payments required to be made by it hereunder any claims that it may have against any Clydesdale Class B Limited Partner, and hereby waives any setoff rights that it may have in respect of any such Clydesdale Class B Limited Partner.

                  (b) On and after the Liquidation Start Date, Clydesdale is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and any and all Distribution or liquidation payments pursuant to Section 7 or 12 of this Agreement or other indebtedness at any time owing by Clydesdale to or for the credit or the account of a Clydesdale Class A Limited Partner against any and all of the obligations of such Clydesdale Class A Limited Partner or any other Clydesdale Class A Limited Partner now or hereafter existing under the Sponsor Subsidiary Credit Agreement irrespective of whether Clydesdale shall have made any demand under the Sponsor Subsidiary Credit Agreement. The rights of Clydesdale under this Section 14.4(b) are in addition to other rights and remedies (including, without limitation, other rights of setoff) that Clydesdale may have against such Clydesdale Class A Limited Partner.

                  14.5. Construction. The terms of this Agreement are intended to embody the economic relationship among the Clydesdale Partners and shall not be subject to modification by or conform with any actions by any governmental authority except as this Agreement may be explicitly so amended.

                  14.6. Governing Law. The internal laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Clydesdale Partners.

                  14.7. Counterpart Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  14.8. Specific Performance. Each Clydesdale Partner agrees with the other Clydesdale Partners that the other Clydesdale Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Clydesdale Partners may be entitled, at law or in equity, the nonbreaching Clydesdale Partners shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

                  14.9. Amendments. Amendments, restatements and corrections to, and waivers of any provisions of, and cancellation of, this Agreement may be proposed by any Clydesdale Partner by notice to Clydesdale and each other Clydesdale Partner. Following such proposal, the Clydesdale General Partner on behalf of Clydesdale shall submit to the Clydesdale Partners a verbatim statement of any proposed amendment, restatement, correction, waiver, or cancellation and shall seek the written vote of the Clydesdale Partners thereon or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment, restatement, correction, waiver, or cancellation shall be adopted and be effective as an amendment, restatement, correction, waiver, or cancellation of this Agreement only if such amendment, restatement, correction, waiver, or cancellation receives the affirmative vote of all the Clydesdale Partners.

                  14.10. Waiver of Jury Trial. EACH CLYDESDALE PARTNER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  14.11. Consent to Jurisdiction and Service of Process. The parties hereto hereby (a) consent to the non-exclusive jurisdiction of (i) the courts of the State of Delaware and (ii) the United States District Court for the District of Delaware sitting in Wilmington, Delaware and (b) and consent to service of process delivered by certified mail addressed to the address of each Clydesdale Partner set forth in Section 2.2. This Section 14.11 shall not be construed as limiting a party's ability to bring an action in any other jurisdiction or to serve process by any other legal means. Notwithstanding the foregoing to the contrary, to the fullest extent permitted by Applicable Law, the parties agree that any action brought in any court of the State of Delaware shall be brought in a court sitting in New Castle County, Delaware.

                  IN WITNESS WHEREOF, the parties have entered into this Fourth Amended and Restated Partnership Agreement as of the date first above set forth.


Clydesdale General Partner:             APPALOOSA HOLDINGS COMPANY




                                        By: /s/ John J. Hopper
                                            ------------------------------------
                                            Name:  John J. Hopper
                                            Title: Vice President and Treasurer

Clydesdale Class A Limited Partners:        NORIC HOLDINGS, L.L.C.

                                            By: Shetland Holdings Company,
                                                the Noric Holdings, L.L.C. Class
                                                A Member




                                                By: /s/ John J. Hopper
                                                    ----------------------------
                                                    Name:  John J. Hopper
                                                    Title: Vice President and
                                                           Treasurer






                                            NORIC HOLDINGS I, L.L.C.

                                            By: El Paso Production Company,
                                                the Noric Holdings I, L.L.C.
                                                Managing Member




                                                By: /s/ John J. Hopper
                                                    ----------------------------
                                                    Name:  John J. Hopper
                                                    Title: Vice President





Clydesdale Class B Limited Partner:         MUSTANG INVESTORS, L.L.C.

                                            By:  Dongola, Inc., its Managing
                                                 Member

                                            By:  /s/ James A. Hanley
                                                 -------------------------------
                                                 Name:  James A. Hanley
                                                 Title: Vice President

Clydesdale:                                 CLYDESDALE ASSOCIATES, L.P.

                                            By: APPALOOSA HOLDINGS COMPANY,
                                                the Clydesdale General Partner



                                                By: /s/ John J. Hopper
                                                    ----------------------------
                                                    Name:  John J. Hopper
                                                    Title: Vice President and
                                                           Treasurer